Exhibit 4.c

TOPBUILD CORP. 401(k) PLAN Effective July 1, 2015

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APPENDIX A

APPENDIX B

APPENDIX C

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ARTICLE 1 -  PREAMBLES

Section 1.01    Establishment of Plan.  Effective July 1, 2015, TopBuild Corp.  (the “Company”) establishes this plan, for the purpose of providing eligible employees of the Company, participating divisions, certain Related Entities, and subsidiaries with a tax-deferred means of retirement savings.

Section 1.02    Amendment and Restatement of Plan.    Pursuant to Section 10.01 and in accordance with authority granted by the Board of Directors, the Company hereby adopts this Plan.  The plan, as set forth on this and the following pages, is known as the TopBuild Corp. 401(k) Plan, and is referred to simply as the “Plan.”

Section 1.03    Special Effective Dates.  The Plan, as provided herein, generally applies to Employees (and Beneficiaries of such Employees) who are eligible to participate in the Plan beginning on or after July 1, 2015.  Subject to Section 10.03(c)(2), any Employee who retired or otherwise had a severance from service with Masco Corporation (or from any entity related to Masco Corporation) prior to the Effective Date of this Plan shall have his rights determined under the provisions of the Masco Corporation 401(k) Plan or the Masco Corporation Hourly 401(k) Plan for any benefits pertaining prior to the Effective Date.

Section 1.04    Applicable Law. The Plan is intended (a) to qualify as a profit sharing plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (“Code”) and (b) to permit tax‑deferred voluntary savings by eligible Employees pursuant to Code Section 401(k).  In addition, it is intended that the Plan meet the applicable requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

Section 1.05    Defined Terms. Throughout the Plan, various terms are used repeatedly, which terms have very specific and definite meanings when capitalized in the text.  Such terms are collected and defined in Article 12.  Wherever such capitalized terms appear, they shall have the meanings specified in that article.

ARTICLE 2 - ELIGIBILITY, PARTICIPATION AND ENROLLMENT

Section 2.01    Eligibility.  In order to be eligible to participate in the Plan (“Eligible”), an individual must:

(a) Be a salaried or hourly Employee employed on the payroll of the Company or one of the currently participating Employers (each an “Employer”) listed in the Appendices on or after the date indicated in the applicable Appendices;

(b) Not be a nonresident alien who receives no compensation from sources within the United States (within the meaning of Code Section 861(a)(3)), unless the Company specifically waives this requirement in a written instrument delivered to the Trustee and appended to the Plan; and

(c) Not be an Employee who is included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and the Employer, unless the applicable collective bargaining agreement provides, as a result of good faith bargaining by the parties concerning retirement benefits, that such Employees shall be entitled to participate in the Plan, or unless the Company otherwise directs in a written instrument submitted to the Trustee and amended to this Plan.

Section 2.02    Participation.

(a) Meaning of Participation.  Participation entitles an individual to receive a summary plan description that describes the terms of the Plan in simple language, and to obtain various other reporting and disclosure documents concerning the Plan.  A Participant also will have maintained on the books and records of the Plan’s Fund an Account in his name to which allocations may be made in accordance with Article 3.  However, mere participation in the Plan does not entitle a Participant to an ultimate benefit from the Plan; a Participant will receive a benefit only if allocations are made to his Account over his period of participation pursuant to Article 3.

(b) Commencement of Participation.  (1) An individual who has, as of the Effective Date, satisfied the eligibility and enrollment requirements set forth herein and as applied by the Plan Administrator, shall commence participation in the Plan on the Effective Date.  (2) Any other individual shall commence participation in the Plan as soon as administratively feasible following the date that he first satisfies all of the eligibility requirements of Section 2.01.

(c) Continuation of Participation.  An Employee who satisfies the eligibility requirements of Section 2.01 and who has commenced participation in accordance with paragraph (b) of this section shall continue as a Participant for every Plan Year in which he is credited with at least one Hour of Service, subject to termination of his participation as provided in paragraph (d) of this section.

(d) Termination of Participation.  Participation in the Plan shall terminate for a Participant on the later of (1) his date of termination of employment with his Employer (and all participating Employers) or (2) the date he receives from the Plan a distribution representing the entire nonforfeitable balance of his Account and elects not to participate again or is no longer eligible.

(e) Resumption of Participation.  An individual whose participation has terminated pursuant to paragraph (d) of this section shall resume participation as of the earlier of (1) his date of reemployment by a participating Employer, provided he then meets all of the eligibility requirements of Section 2.01, or (2) the date he again has an Account balance under the Plan.

(f) Waiver of Participation.  The Plan Administrator, in its sole discretion, may allow an individual (including any Employee) to waive, in writing, his right to participate in the Plan in accordance with applicable law and IRS guidelines.

Section 2.03    Enrollment.

(a) Meaning of Enrollment.  Subject to Section 2.04, enrollment is the process of submitting to the Plan Administrator an election to make contributions to the Plan through payroll withholding (as further described in Article 3) and of making an initial specification for the investment of those contributions.

(b) Enrollment Date.  An eligible Employee (as provided in Section 2.01) will be enrolled in the Plan on the first regular payroll date in the month following the month in which the Participant properly completes the enrollment procedures set forth by the Plan Administrator, or at such earlier date as permitted by the Plan Administrator (and consistent with applicable law).  If the enrollment procedures are not properly completed for the eligible Employee, he will be enrolled as provided in Section 2.04.

(c) Changes in Enrolled Status. A Participant may change his enrolled status, including the elected level of his contributions and selected investments, only as provided in Articles 3 and 4.

Section 2.04    Automatic Procedures.

(a) Auto-Enrollment.  An eligible Employee (as provided in Section 2.01) who fails to enroll in the Plan as provided by Section 2.03 shall be enrolled automatically.  That automatic enrollment date shall be the first regular payroll in the month following the month in which he became an eligible Employee.  Until such a Participant properly completes the enrollment process, or unless he makes an affirmative election not to make contributions, in either case in accordance with the Plan’s established procedures, the Participant will be deemed to have elected to make Employee before-tax contributions under Section 3.02 equal to 3% of his Compensation and to have selected the default investment as specified pursuant to Section 4.01 for investment of those contributions.

(b) Notice.    At least 30 days but not more than 90 days before the beginning of each Plan Year, the Plan Administrator will provide each affected Participant a comprehensive notice of his rights and obligations under this section, written in a manner calculated to be understood by the average Participant.  If an individual becomes a Participant after the 90th day before the beginning of a Plan Year and as a result does not receive the notice for that Plan Year, the notice will be provided no more than 90 days before the individual becomes a Participant as provided by Section 2.02, but in no event later than the date the individual becomes a Participant.  The notice will accurately describe (1) the amount of Employee before-tax contributions under Section 3.03 that will be made on the Participant’s behalf in the absence of an affirmative enrollment election, (2) the Participant’s right to elect to have no Employee before-tax contributions made on his behalf or to have a different amount made, and (3) how his contributions will be invested in the absence of his investment instructions under Section 4.01.

ARTICLE  3 - CONTRIBUTIONS AND ALLOCATIONS

Section 3.01    General Rules as to Contributions and Allocations to Accounts.

(a) Application of this Article. The provisions of this Article 3 shall apply to each Employer listed in Appendix A only to the extent specifically provided in the Appendices.

(b) Sources and Forms of Contributions.  Both the Employer and Employees may make contributions to the Plan.  Contributions of the Employer, divided into profit sharing and matching contributions, are purely discretionary and the Employer shall not be required to contribute to the Plan for any year.  Contributions by Employees may be divided into before‑tax contributions, catch-up contributions, and rollover contributions.  In addition, it is contemplated that accounts may be transferred to this Plan as a result of Plan mergers, and separate accounts shall be maintained for any such transferred amounts (including for employee after-tax contributions transferred to this Plan).  The Plan will accept direct transfers from a qualified defined contribution plan made by voluntary election pursuant to Code Section 411(d)(6)(D) by the participant or beneficiary whose account is transferred to this Plan.  Upon the occurrence of a distributable event, any such amounts transferred to this Plan shall be distributable in the form of a single sum distribution, as well as any other distribution option available under the terms of the Plan.

(c) Allocation of Contributions and Individual Accounts.  Contributions made by the Employer and by Employees shall be allocated to individual Accounts maintained on the books and records of the Fund for each Participant.  Credits to Accounts shall be made in accordance with the allocation process described in this Article 3 for contributions; credits and charges shall be made for the allocation of earnings, gains, and losses as described in Article 4; and charges shall be made for distributions made pursuant to Article 6.  The maintenance of individual accounts is only for accounting purposes, and except as provided otherwise in the Plan or as determined by the Trustee in accordance with the written powers granted to the Trustee, a segregation of the assets of the Fund to each Account shall not be required.  The fact that individual accounts are maintained shall not be construed to mean that any Participant or Beneficiary has title to any specific assets of the Fund.  Each Account may be further divided into separate sub‑accounts, as defined in Article 12 and as more particularly described in this Article 3, to receive and hold contributions having a particular characterization.

Section 3.02    Employer Profit Sharing Contributions.

(a) Amount.  The amount of an Employer’s profit sharing contribution to the Plan, if any, for each Plan Year, shall be determined by written action of the Company and the Employer, which amount may be zero and may vary among the participating Employers as set forth in the Appendices.

(b) Payment.  The Employer’s profit sharing contribution, as determined under paragraph (a), shall be paid to the Fund not later than the due date (including extensions) for the Employer’s federal income tax return for the taxable year of the Employer with respect to which the contribution is made.

(c) Limitation.  In no event shall the Employer deduct, for federal income tax purposes, a contribution to the Fund, which, when aggregated with Employer matching contributions and Employee before-tax contributions made to the Fund, exceeds the amount deductible for the Employer’s taxable year with respect to which the contribution is made, as determined under Code Section 404.

(d) Reversion.  In no event shall any profit sharing contribution by the Employer to the Fund, or income on any such contribution, revert to the Employer, except to the extent as provided by this paragraph.  All amounts paid to the Fund pursuant to this section by the Employer shall be used and applied for the exclusive benefit of Participants and their Beneficiaries; provided that for this purpose, payment of expenses by the Fund shall be considered paid for such exclusive benefit.  Notwithstanding the foregoing or any other provision of the Plan to the contrary, a contribution made to the Plan by the Employer may be returned to the Employer if: (1) such contribution is made by the Employer by mistake of fact, provided that the contribution is returned to the Employer within one year after payment of the contribution; (2) subsequent to the Plan’s initial Effective Date, the Commissioner of Internal Revenue or his representative issues a determination letter stating that the Plan does not initially qualify under Code Section 401(a), provided that all contributions with respect to which the letter relates are returned to the Employer within one year after the date of denial of initial qualification for the Plan; or (3) a deduction claimed by the Employer on its federal income tax return under Code Section 404 for a Plan contribution is subsequently denied, in whole or in part, provided that the contribution or portion for which the deduction is denied is returned to the Employer within one year after the disallowance of the deduction.

(e) Allocation.  Subject to Section 7.03, and except as otherwise specifically provided in the Appendices, Employer profit sharing contributions made under this section shall be allocated as of the last day of the Plan Year to and among the Employer Profit Sharing Contribution Accounts of those Participants who were credited with at least one Hour of Service during the Plan Year in proportion to the Compensation of each such Participant for the Plan Year.

(f) Vesting.  A Participant’s Employer Profit Sharing Contribution Account shall become nonforfeitable in accordance with the vesting schedule adopted by his Employer and set forth in the Appendices, subject to investment gains and losses and allocable expenses.

(g) Investment. Employer profit sharing contributions shall be invested as provided in Section 4.01.

Section 3.03    Employee Before‑Tax Contributions‑.

(a) Amount.  For each Plan Year and subject to the auto-enrollment procedures of Section 2.04, a Participant may direct the Employer to make cash contributions to an Employee Before-Tax Contribution Account (which contributions are not includible in the Participant’s gross income for federal income tax purposes) in any flat dollar amount or whole percentage of his Compensation, neither exceeding 50% of his Compensation for the Plan Year (or such other percentage limitation as is set by the Appendices for Employees of any Employer, or such lower maximum percentage as determined and set from year to year by the Plan Administrator or as permitted in view of Employer contributions for the year and the limitations of Section 7.03).  A

Participant’s election shall be made in the manner prescribed by the Plan Administrator and specify the percentage of his Compensation to be contributed by the Employer.  A Participant’s election shall become effective immediately on the next administratively feasible payroll date and shall remain in effect until revoked or changed by the Participant.  A Participant may revoke his election and thereby suspend all contributions at any time by filing a new written election with the Plan Administrator.  A Participant may increase or decrease the percentage of his Employee before‑tax contributions by making a new election in a manner prescribed by the Plan Administrator, and the change will be implemented as soon as administratively feasible.  Within the framework of the foregoing rules, the Plan Administrator is authorized to prescribe additional guidelines governing the timing, notice and manner for making any election, revocation or change in election.

(b) Payment.  Employee before-tax contributions directed by Participants under this section shall be made during the Plan Year by the Employer through payroll deductions and paid to the Fund under procedures established by the Plan Administrator, in a manner and within such time period as required to comply with applicable regulations under the Code and ERISA.  Except in the case of occasional, bona fide administrative considerations, Employee before-tax contributions made pursuant to a Participant’s election cannot be deposited in the Plan prior to the earlier of the Participant’s performance of services relating to the contribution, or when the compensation that is subject to the election would be available to the Participant in the absence of an election to defer.

(c) Limitations. Employee before-tax contributions under this section shall be subject to four separate limitations, as described in this paragraph.

(1) Aggregate Limitation Based on Employer Deduction.  The Employer may direct the Plan Administrator to limit, in a nondiscriminatory manner, the Employee before-tax contributions of Participants so that the deductible limits of Code Section 404 applicable to the Employer are not exceeded for any taxable year of the Employer.

(2) Limitation Based on Total Annual Additions.  For each limitation year, Employee before-tax contributions, when combined with other annual additions, shall not exceed the limitation described by Section 7.02.

(3) Limitation Applicable to Individual Deferrals.

(A) Dollar Maximum.  For every calendar year, each Participant’s total Employee before-tax contributions under this Plan (and any other qualified plan maintained by the Employer) shall be limited to the dollar maximum under Code Section 402(g), as adjusted for the year in accordance with the procedures of Code Section 415(d), except to the extent the contributions represent catch-up contributions described by paragraph (h) of this section that are permitted by Code Section 414(v).

(B) Correction Procedure.  On or before March 1 of each year, any Participant whose total Employee before-tax contributions for the taxable year of the Participant ending before such date made under this Plan (and any other qualified plan maintained by the Employer), when added to his elective deferrals for the same period under any other plans in which he participates, including plans of unrelated employers, exceed the adjusted dollar maximum in effect under Code Section 402(g) for such year, shall notify the Employer, in such manner as prescribed by the Plan Administrator, of the excess (“excess deferral”) and the amount to be refunded to him from the Plan.  Then, at the direction of the Plan Administrator, the Trustee shall refund the excess deferral, along with any income allocable to such amount, not later than April 15 immediately following the March 1 notice deadline.

(4) Limitation Based on Annual ADP Test. Employee before-tax contributions made under this section by Participants who are Highly Compensated Employees for each Plan Year are subject to the limitation resulting from application of the following annual testing procedure:

(A) Calculation of Actual Deferral Percentage. Each Plan Year, the Plan Administrator shall compute the:

(i) Average actual deferral percentage of all Participants who are Highly Compensated Employees and who are eligible to make Employee before-tax contributions under this section, whether or not any such contributions are made by a particular individual (“high-paid percentage”); and

(ii) Average actual deferral percentage of the remaining Participants who are eligible to make Employee before-tax contributions under this section, whether or not such contributions are made by a particular individual (“lower-paid percentage”).

The actual deferral percentage (“ADP”) shall be computed for each eligible Participant as set forth in Code Section 401(k)(3) and the related Treasury Regulations (which hereby are incorporated by reference) by dividing the Participant’s compensation for the Plan Year into the total amount of his Employee before-tax contributions made under this section during the same Plan Year (including any excess deferrals but excluding Employee before-tax contribution that are taken into account in the ACP test set forth in Section 3.04(c)(2), provided that the ADP test is satisfied both including and excluding these before-tax contributions).  A portion or all of the Employer profit sharing and matching contributions allocated to each Participant’s Account for the Plan Year also may be used in the ADP calculation hereunder to the extent such contributions qualify to be so used and are not used in the ACP test under Section 3.04(c)(2) below.  For purposes of this section, the term “compensation” means compensation for service performed for the Employer that is currently includible in the Participant’s gross income as provided in Code Section 414(s) and as limited by Code Section 401(a)(17).  Also for purposes of this section, if a Highly Compensated Employee is a participant under two or more cash or deferred arrangements (other than a cash or deferred arrangement which is part of an employee stock ownership plan as defined in Code Section 4975(e)(7) or 409) of the Employer, all such cash or deferred arrangements shall be treated as one cash or deferred arrangement in determining the ADP with respect to such Highly Compensated Employee.  If the cash or deferred arrangements have different plan years, this part shall be applied by treating all cash or deferred arrangements ending with or within the same calendar year as a single arrangement.

(B) Actual Deferral Percentage Test. The separate average ADPs for the two groups of Participants identified and computed above must meet one of the following ADP tests:

(i) The high-paid percentage for the current Plan Year is not more than 1.25 times the lower-paid percentage for the applicable Plan Year; or

(ii) The high-paid percentage for the current Plan Year is not more than 2.00 times the lower-paid percentage for the applicable Plan Year, and the difference between the two percentages does not exceed two percentage points.

For purposes of (i) and (ii) above, the “applicable” Plan Year shall be the current Plan Year.  Any change in the applicable Plan Year from the current Plan Year to the prior Plan Year for purposes of the foregoing tests must be made by amendment of the Plan and only in accordance with the Treasury Regulations under Code Section 401(k).

(C) Correction Procedure for Failed ADP Test.  If, for any year, the separate ADPs for the two groups identified above fail to satisfy one of the ADP tests set forth above, or if the Plan Administrator otherwise determines that a reduction of the amount of Employee before-tax contributions is necessary in order to assure compliance with Code Section 401(k), the Plan Administrator shall reduce the Employee before-tax contributions of Highly Compensated Employees by first calculating the dollar amount of the excess Employee before-tax contribution of each affected Highly Compensated Employee in accordance with Code Section 401(k)(8)(B) and the related Treasury Regulations.  To correct the Plan’s failure to meet the ADP test, the sum of the excess Employee before-tax contributions of all affected Highly Compensated Employees (“excess contributions”) shall be distributed as follows:

(i) The Employee before-tax contributions of those Highly Compensated Employees with the highest dollar amount of such contributions shall be reduced to the Employee before-tax contribution level of the Highly Compensated Employees with the second greatest dollar contribution level;

(ii) If the dollar reduction in step (i) above is not sufficient to equal the excess contributions, then the process shall be repeated by reducing the Employee before-tax contribution level of the Highly Compensated Employees with the second greatest Employee before-tax contribution level (including those Highly Compensated Employees reduced to such second level under step (i)) to the Employee  before-tax contribution level of the Highly Compensated Employees with the next greatest dollar contribution level, and so forth, until the entire amount of excess contributions has been allocated.  However, if at any step, a lesser reduction is needed in order to use the remaining excess contributions, then the total dollar reduction in such step is the remainder of the excess contributions.

Once the excess contributions are allocated to the affected Participants who are Highly Compensated Employees, the applicable excess Employee before-tax contribution of each such Highly Compensated Employee Participant shall be refunded to him, together with income allocated to those contributions, except that in determining the excess Employee before-tax contribution to be distributed with respect to an affected Participant who is a Highly Compensated Employee, such amount shall be reduced by any excess amounts previously distributed by the Plan pursuant to Section 3.03(c)(4) to such affected Highly Compensated Employee for his taxable year ending with or within such Plan Year.  Once the excess contributions are refunded in accordance with this procedure, the ADP test shall be deemed to be satisfied for such Plan Year.

(D) Alternative Correction Procedure for Failed ADP Test.  In lieu of using the correction procedure described in (C) above, the Employer may correct a failed ADP test by making a Qualified Non-Elective Contribution (“QNEC”) on behalf of all eligible Participants who are non-Highly Compensated Employees in an amount sufficient to satisfy one of the tests set forth in (B) above.  The QNEC must: (i) be made within 12 months after the end of the Plan Year of the failed ADP test; (ii) be allocated to the Account of each such Participant in the proportion that each such Participant’s Compensation for the year bears to the total Compensation of all non-Highly Compensated Employees who are Participants; (iii) be immediately vested without regard to a Participant’s age or service, (iv) distributable from the Participant’s Account only under the distribution rules of Section 6.01(d)(1)(D), without regard to Section 6.03; and (v) meet the conditions of Treasury Regulation Section 1.401(k)-2(a)(6).

(d) Reversion.  Participant before-tax Employee contributions made by the Employer shall be irrevocable, subject to paragraph (c) above and the exceptions provided in this paragraph.  All amounts paid to the Fund pursuant to this section by the Employer shall be used and applied for the exclusive benefit of Participants and their Beneficiaries; provided, that for this purpose, payment of expenses by the Fund shall be considered paid for such exclusive benefit.  Notwithstanding the foregoing or any other provision of the Plan to the contrary, a contribution made to the Plan by the Employer may be returned to the Employer if:

(1) Such contribution is made by the Employer by mistake of fact, provided that the contribution is returned to the Employer within one year after payment of the contribution;

(2) Subsequent to the Effective Date, the Commissioner of Internal Revenue or his representative issues a determination letter stating that the Plan does not initially qualify under Code Section 401(a), provided that all contributions with respect to which the letter relates are returned to the Employer within one year after the date of denial of initial qualification for the Plan and only if an application for determination on the qualification of the Plan under Code Section 401(a) has been made by the time prescribed by law for filing the Employer’s federal income tax return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe; or

(3) A deduction claimed by the Employer on its federal income tax return under Code Section 404 for a Plan contribution is subsequently denied, in whole or in part, provided that the contribution or portion for which the deduction is denied is returned to the Employer within one year after the disallowance of the deduction.

Any before-tax Employee contributions, other than those made by mistake of fact in excess of the amount of a Participant’s election for such contributions, which are returned to the Employer, and any earnings (or losses) thereon, shall be distributed in cash to the Participant on whose behalf the contributions were made.

(e) Allocation.  Subject to Section 7.03, the Trustee shall allocate a contribution made pursuant to this section to the Participant’s Employee Before-Tax Contribution Account as of the Accounting Date immediately following the date the contribution was made.

(f) Vesting. A Participant’s Employee Before-Tax Contribution Account shall be 100% nonforfeitable at all times (subject, however, to investment gains and losses and allocated expenses).

(g) Investments.  Employee before-tax contributions made by a Participant and allocated to an Employee Before-Tax Contribution Account shall be invested as directed by the Participant in accordance with Section 4.01.

(h) Catch-Up Contributions.  Any Participant who is eligible to make Employee before-tax contributions under this section, has attained age 50 before the close of the Plan Year, and has contributed the maximum amount permitted by the limitations of paragraph (c) above for the year, shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Code Section 414(v).  Such catch-up contributions shall be subject to the same vesting, investment and distribution rules as Employee before-tax contributions made under the foregoing paragraphs of this section, but they shall not be eligible for Employer matching contributions under Section 3.04 nor shall they be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415.  Furthermore, the Plan shall not be treated as failing to satisfy its specific provisions implementing the requirements of Code Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416, as applicable, by reason of any Participant making such catch-up contributions.

Section 3.04    Employer Matching Contributions.

(a) Amount.  For each Plan Year, the Employer may contribute an amount to be determined from time to time by written action of the Company and the Employer, which amount may be zero and may vary among the participating Employers as set forth in the Appendices.

(b) Payment.  The Employer’s matching contribution, as determined under paragraph (a), shall be paid to the Fund periodically throughout each year, as determined by the Company and Employer in the manner described in paragraph (a), but in no event later than the due date (including extensions) for the Employer’s federal income tax return for the taxable year of the Employer corresponding to the Plan Year to which the matching contribution relates.

(c) Limitations. Employer matching contributions under this section shall be subject to three separate limitations, as described in this paragraph.

(1) Limitation Based on Employer Deduction.  The Employer may direct the Plan Administrator to limit, in a nondiscriminatory manner, Employer matching contributions so that for federal income tax purposes, Employer is obligated to make matching contributions that, when aggregated with Employee before-tax contributions and Employer profit sharing contributions made to the Fund, exceed the amount deductible for the Employer’s taxable year with respect to which the contribution is made, as determined under Code Section 404.  The foregoing limitation shall not prevent the Employer from contributing amounts that are not deductible, and no excise tax under Code Section 4972 shall apply to the extent that total contributions do not exceed the sum of Employee before-tax contributions and Employer matching contributions as otherwise determined under the Plan.

(2) Limitation Based on Total Annual Additions.  For each limitation year, Employer matching contributions, when combined with other annual additions, shall not exceed the limitation described by Section 7.03.

(3) Limitation Based on Annual ACP Test.  Employer matching contributions made under this section on behalf of Participants who are Highly Compensated Employees are subject to the limitation resulting from application of the following annual testing procedure:

(A) Actual Contribution Percentage Test. With respect to each Plan Year, the Plan Administrator shall compute the:

(i) Average actual contribution percentage of all Participants who are Highly Compensated Employees and who are eligible to make before-tax contributions under Section 3.03, whether or not any such contributions are made by a particular individual (“high-paid percentage”); and

(ii) Average actual contribution percentage of the remaining Participants who are eligible to make before-tax contributions under Section 3.03, whether or not such contributions are made by a particular individual (“lower-paid percentage”).

The actual contribution percentage (“ACP”) shall be computed for each eligible Participant as set forth in Code Section 401(m)(3) and applicable Treasury Regulations (which hereby are incorporated by reference) by dividing the

Participant’s compensation for the Plan Year into the Employer’s matching contributions paid into the Plan and allocated to the Participant’s Account for the same Plan Year.  A portion or all of any Employer profit sharing contributions allocated to each Participant’s Account for the Plan Year also may be used in the ACP calculation to the extent that they qualify and are not used in the ADP test under Section 3.03(c)(4) above.  In addition, a portion or all of each Participant’s Employee before-tax contributions also may be used in the ACP calculation  as long as the ADP test is met with respect to all Employee before-tax contributions and continues to be met with respect to the Employee before-tax contributions remaining after excluding the Employee before-tax contributions used in this ACP test.  The separate average ACPs for the two groups of Participants identified above must meet one of the tests set forth in Section 3.03(c)(4) above (substituting “ACP” for “ADP” in each case where the term “ADP” occurs in Section 3.03(c)(4)).  This section shall be applied to determine any excess Employer matching contributions only after first determining any excess Employee before-tax contributions under Section 3.03(c)(4) and then under Sections 3.03(c)(1), (2) and (3).  For purposes of this section, if a Highly Compensated Employee is a participant under two or more cash or deferred arrangements (other than a cash or deferred arrangement which is part of an employee stock ownership plan as defined in Code Section 4975(e)(7) or 409) of the Employer, all such cash or deferred arrangements shall be treated as one cash or deferred arrangement in determining the ACP with respect to such Highly Compensated Employee.  If the cash or deferred arrangements have different plan years, this part shall be applied by treating all cash or deferred arrangements ending with or within the same calendar year as a single arrangement.

(B) Correction Procedure for Failed ACP Test.  If the separate average ACPs for the two groups identified above fail to satisfy one of the ACP tests, or if the Plan Administrator otherwise determines that a reduction of the amount of Employer matching contributions is necessary in order to assure compliance with Code Section 401(m), the Plan Administrator shall reduce the Employer matching contributions of Highly Compensated Employees by first calculating the dollar amount of the excess matching contributions of each affected Highly Compensated Employee in accordance with Code Section 401(m)(6)(B) and the related Treasury Regulations.  To correct the Plan’s failure to meet the ACP test, the sum of the excess Employer matching contributions of all affected Highly Compensated Employees (“excess aggregate contributions”) shall be distributed as follows:

(i) The Employer matching contributions for those Highly Compensated Employees with the highest dollar amount of such contributions shall be reduced to the Employer matching contribution level of the Highly Compensated Employees with the second greatest dollar contribution level;

(ii) If the dollar reduction in step (i) above is not sufficient to equal the excess aggregate contributions, then the process shall be repeated by reducing the Employer matching contribution level of the

Highly Compensated Employees with the second greatest Employer matching contribution level (including those Highly Compensated Employees reduced to such second level under step (i)) to the Employer matching contribution level of the Highly Compensated Employees with the next greatest dollar contribution level, and so forth, until the entire amount of the excess aggregate contributions has been allocated.  However, if at any step a lesser reduction is needed in order to use the remaining excess aggregate contributions, then the total dollar reduction in such step is the remainder of the excess aggregate contributions.

Once the excess aggregate contributions have been allocated to the Highly Compensated Employees, the applicable excess Employer matching contribution for each such Highly Compensated Employee, together with income of the Fund allocated to those contributions (determined in accordance with Section 3.07), shall be forfeited, to the extent they are not vested, and paid to such Highly Compensated Employees, to the extent they are vested.  Any excess Employer matching contributions forfeited hereunder shall be used to reduce future Employer contributions.  Once the excess aggregate contributions are forfeited or refunded in accordance with this procedure, the ACP test shall be deemed to be satisfied for such Plan Year.

(C) Alternative Correction Procedure for Failed ACP Test.  In lieu of using the correction procedure described in (B) above, the Employer may correct a failed ACP test by making a Qualified Non-Elective Contribution (“QNEC”) on behalf of all eligible Participants who are non-Highly Compensated Employees in an amount sufficient to satisfy one of the tests set forth in Section 3.03(c)(4)(B) above.  The QNEC must: (i) be made within 12 months after the end of the Plan Year of the failed ACP test; (ii) be allocated to the Account of each such Participant in the proportion that each such Participant’s Compensation for the year bears to the total Compensation of all non-Highly Compensated Employees who are Participants;  (iii) be immediately vested without regard to a Participant’s age or service; (iv) be distributable from the Participant’s Account only under the distribution rules of Section 6.01(d)(4)(D), without regard to Section 6.02; and (v) meet the conditions of Treasury Regulation Section 1.401(m)-2(a)(6).

(d) Reversion. Employer matching contributions shall be irrevocable, subject to paragraph (c) of this section and to the same exceptions as provided in Section 3.02(d).

(e) Allocation.  Subject to Section 7.03, Employer matching contributions made under this section shall be allocated as of each Accounting Date within the Plan Year to and among the Employer Matching Contribution Accounts of those Participants who elected to make and who were allocated Employee before-tax contributions, at such rate, as is determined by written action of the Company and the Employer, for the year of each such Participants’ Employee before-tax contributions, up to such maximum allocation as a percent of the Participant’s Compensation for the Plan Year, as is determined from time to time by written action of the Company and the Employer.

(f) Vesting.  A Participant’s Employer Matching Contribution Account shall become nonforfeitable in accordance with the vesting schedule adopted by his Employer and set forth in the Appendices, subject to investment gains and losses and allocable expenses.

(g) Investment. Employer matching contributions shall be invested as provided in Section 4.01.

Section 3.05    Employee After-Tax Contributions.

(a) Amount. No Employee After‑Tax Employee Contributions are permitted under this Plan.

(b) Reversion. Any previous After‑tax Employee contributions are irrevocable and in no event may they revert to the Employer.

(c) Vesting. A Participant’s After‑Tax Employee Contribution Account shall be 100% nonforfeitable at all times, subject to investment gains and losses and allocable expenses.

(d) Investment. After‑tax Employee contributions held in a Participant’s After‑Tax Employee Contribution Account shall be invested as provided in Section 4.01.

Section 3.06    Employee Rollover Contributions.

(a) Eligibility and Amount.  Any Employee may pay to the Fund, or arrange for the direct rollover to the Fund from another eligible retirement plan, a contribution of an amount that the Employee represents, and the Plan Administrator reasonably concludes, is an eligible rollover distribution qualifying for rollover treatment under Code Section 402(c), 403(a)(4), 403(b)(8), 408(d)(3) or 457(b)(16).

(b) Payment.  Except in the case of a direct rollover, an Employee’s rollover contribution to the Plan must be made to the Fund not later than the 60th day after the day on which he received the distribution that is eligible for rollover, unless the Employee has obtained a waiver of that time requirement from the Internal Revenue Service pursuant to Code Section 402(c)(3)(B), 408(d)(3)(I), or corresponding provisions of Section 403 or 457, as applicable.

(c) Limitation.  An Employee may not roll over to the Plan (1)a contribution which exceeds in value the amount received (or the proceeds of the sale of property received) in a distribution described in paragraph (a), (2) any amounts representing after-tax Employee contributions made under any other plan and in which the Employee has other than a zero income tax basis, unless the Plan Administrator agrees to separately account for such amounts, including separately accounting for the portion of the rollover which is includible in gross income and the portion which is not so includible, (3) any amount representing a lifetime annuity payment or a periodic distribution over a period of ten years or more as described in Code Section 402(c)(4)(A), (4) any amount that is a required distribution under Code Section 401(a)(9), (5) any amount the Employee has received from a plan in his capacity as a non-spouse beneficiary of a deceased individual participant in that plan, or (6) any hardship distribution described in Code Section 401(k)(2)(B)(i)(IV).

(d)	Reversion. Rollover contributions may in no event revert to the Company or the Employer.

(e) Allocation.  The Trustee shall allocate a contribution made pursuant to this section to an Employee Rollover Contribution Account as of the Accounting Date immediately following the date the contribution was made, even if the Employee has not yet become a Participant under the Plan for other purposes.

(f) Vesting. A Participant’s Employee Rollover Contribution Account shall be 100% nonforfeitable at all times, subject to investment gains and losses and allocable expenses.

(g) Investment. Employee rollover contributions shall be invested as provided in Section 4.01.

Section 3.07    Allocable Income.

(a) General.    Whenever the Plan Administrator directs the Trustee to refund an excess amount to a Participant in accordance with one of the foregoing provisions of this Article 3, the Trustee also shall refund to the Participant the income allocable to the excess amount as determined under this section.  Such income shall be the net earnings, gains, losses and expenses, computed and allocated in accordance with the general procedures for allocating income to Accounts as specified by Article 4, or by such other procedures as are adopted by the Trustee that are reasonable and uniformly applied to all Participants and to all refunded excess amounts, for the period starting with the date or dates within the applicable year on which the excess or each part thereof was contributed to the Plan, through the end of that year, and where specifically provided by paragraph (b) of this section, also for the so-called “gap period.”

(b) Gap Period Income.  For purposes of this section, the “gap period” refers to the time between the first day of the Plan Year following the year in which the excess amount was contributed to the Plan and a date selected by the Trustee which is within no more than seven days prior to the date of the refund of the excess amount to the Participant. The Plan Administrator shall compute gap period income in accordance with one of the method prescribed by Treasury Regulation Section 1.401(k)-2(b)(2)(ii) and direct the Trustee to distribute it in accordance with the following:

(1) Excess Deferrals. Excess deferrals are Employee before-tax contributions for any calendar year that exceed the limitation of Code Section 402(g), determined in accordance with Section 3.03(c)(3).  The Trustee shall include gap period income in the refund to each affected Participant of any excess deferral made in Plan Years ending on or before December 31, 2008, but not with respect to the refund of an excess deferral made in any Plan Year beginning on or after January 1, 2009.

(2) Excess Contributions and Excess Aggregate Contributions.  Excess contributions are Employee before-tax contributions made by Participants who are Highly Compensated Employees that cause a failure of the ADP test described in Section 3.03(c)(4) for a given Plan Year.  Excess aggregate contributions are Employer matching contributions (or Employee after-tax contributions) made on behalf of (or by) Participants who are Highly Compensated Employees that cause a failure of the ACP test described in Section 3.04(c)(3) for a given Plan Year.  The Trustee shall include gap period income in the refund to each affected Participant of any excess contributions or excess aggregate contributions made in Plan Years ending on or before December 31, 2007, but not with respect to the refund of an excess contribution or excess aggregate contribution made in any Plan Year beginning on or after January 1, 2008.

(c) Reporting.  An excess amount, including allocable income, to the extent refunded to a Participant, shall be reported by the Trustee to the Internal Revenue Service and the Participant on Form 1099-R for the taxable year or years for which the Participant is required to include the excess amount and allocable income in his gross income for federal income tax purposes.

Section 3.08    Other Applicable Rules.   An excess deferral, excess contribution, or excess aggregate contribution that is distributed under one of the correction procedures of this article shall not be treated as a distribution for purposes of the minimum distribution requirements under Code Section 401(a)(9).  Even though distributed, any such excess still shall be treated as Employer contributions for purposes of the limitations under Code Sections 404 and 415.  In addition, any excess deferral made by a Highly Compensated Employee, even though corrected by refund, shall be included in the ADP test of Section 3.03(c)(4).  Any Employer matching contributions made with respect to Employee before-tax contributions that are refunded to Participants pursuant to part (3) or (4) of Section 3.03(c) shall be forfeited and used to reduce future Employer contributions.

ARTICLE 4 - INVESTMENT AND VALUATION OF ACCOUNTS

Section 4.01    Investment Elections.

(a) Investment Options.  A Participant may select from among such investments as are made available from time to time by the Trustee at the direction of the Plan Administrator.  A Participant may invest all or part of his Account in any one or more of the funds so established, but only in such percentage increments of the value of such Account as are established from time to time by the Plan Administrator.  In the absence of an election, a Participant’s Account shall be invested in the Plan’s qualified default investment alternative (as defined in ERISA Section 404(c)(5)) selected from time to time by the Plan Administrator and communicated to Participants.

(b) Method of Election. Each Participant shall indicate his election for investment of his Account by contacting the Trustee by such means as permitted by the Trustee.

(c) Frequency of Election.  With respect to future contributions, a Participant may make a new designation with such frequency as may be determined by the Trustee and the Plan Administrator.  Any such new designation shall become effective in accordance with procedures established by the Trustee and the Plan Administrator.  In the absence of a new election, future contributions shall be invested in the available funds in the same proportions as specified in the Participant’s most recent election.  With respect to his existing Account balance, a Participant may change his election and request a transfer of monies among the available funds with such frequency as may be determined by the Trustee and the Plan Administrator, in accordance with procedures established by the Trustee and the Plan Administrator.

(d) ERISA Section 404(c) Compliance.  The Plan and its operation are intended to comply with the provisions of ERISA Section 404(c) and the related regulations applicable to participant directed investments.  The Plan Administrator may appoint one or more fiduciaries to assist in compliance with these provisions, which fiduciary or fiduciaries shall generate and disseminate to Participants the information required by the regulations.  Except as provided by ERISA Section 404(c) and the related regulations, the Trustee shall have no fiduciary responsibility with respect to the selection of the Plan’s investment funds, and not the Company, any Employer, the Plan Administrator, the Trustee, or any other fiduciary with respect to the Plan, shall have any liability in connection with any losses that are the direct and necessary result of the investment choices made by Participants.  The Trustee’s only responsibility shall be with respect to the individual investments of any investment funds that are offered and operated by the Trustee and made available for Participant investments under the Plan, and which are not controlled by an independent investment manager.  The only responsibility of the Plan Administrator shall be to review periodically the performance of the investment funds made available under the Plan and to change the available funds offered when appropriate.  The Trustee is the named fiduciary who is responsible for ensuring that the procedures established to provide for the confidentiality of information relating to the purchase, holding and sale of Company securities, and the exercise of voting, tender and similar rights, by Participants and Beneficiaries are sufficient to safeguard the confidentiality of such information.  A Participant directing investment of his Account pursuant to this section shall be entitled only to those earnings and investment gains or losses as are experienced by the portion of his Account affected by his direction (less any allocable expense incurred in carrying out the Participant’s investment direction), plus any net change allocated to the part of his Account, if any, for which he does not direct investments.

Section 4.02    Valuations.

(a) Frequency of Valuations.  The Plan Administrator shall direct the Trustee to value the Fund at least quarterly on regular Accounting Dates specified by the Plan Administrator.  However, the Plan Administrator also may direct the Trustee to establish interim valuations, including daily valuations, on other regular Accounting Dates during the year.  The Plan Administrator shall provide Participants with statements reporting the valuation of Accounts at least quarterly.

(b) Valuation at Fair Market Value. At every Accounting Date, all assets shall be valued by the Trustee on the basis of fair market value.

(c) Adjustment for Earnings, Gains and Losses.  Each Participant’s Account shall be adjusted as of each Accounting Date for earnings, gains and losses on the investments of that Account, with such adjustment being determined by an allocation of aggregate earnings, gains, and losses of the respective funds in proportion to the value of each Participant’s Account invested in each fund as of the immediately preceding Accounting Date, but taking into account, in a manner determined to be equitable by the Trustee (with the consent of the Plan Administrator), any contributions to or distributions from Accounts since the immediately preceding Accounting Date.

(d) Allocation of Contributions.  Finally after the valuation and adjustment procedures of paragraphs (b) and (c) of this section, contributions made since the last Accounting Date shall be allocated to the respective Accounts of Participants in accordance with the procedures specified in Article 3.

Section 4.03    Diversification of Account Investments in Employer Securities.

(a) Diversification Election.  Notwithstanding any other provision of the Plan but subject to the limitations of paragraph (b), if any portion of the Account of an eligible individual is invested in publicly-traded Employer securities, then that individual may elect to direct the Plan to divest any such securities and to reinvest an equivalent amount in other investment options that satisfy the requirements of paragraph (c).    The election to divest and reinvest shall be afforded to eligible individuals at reasonable opportunities in accordance with procedures established by the Plan Administrator, but not less frequently than quarterly. The procedures established by the Plan Administrator shall not impose restrictions or conditions on the investment of publicly-traded Employer securities that are not imposed on other investments available under the Plan, other than restrictions or conditions imposed by applicable of securities laws or permitted by IRS Notice 2006-107 or other guidance.

(b) Alternative Investment Options.  Pursuant to direction of the Plan Administrator, the Trustee shall provide under Section 4.01 at least three alternative investment options (other than Employer securities) into which proceeds from the divestment of Employer securities directed by a Participant pursuant to this section may be invested.  Each such option must be diversified and have materially different risk and return characteristics.

(c) Special Definitions. For purposes of this section, the following terms shall have the meanings indicated:

(1) “Eligible individual” means a Participant, an alternated payee described by Section 6.06, or a Beneficiary of a deceased Participant.

(2) “Employer security” has the meaning prescribed by ERISA Section 407(d)(1).

(3) “Publicly traded Employer securities” means Employer securities that are readily tradable on an established securities market.

ARTICLE 5 - RETIREMENT AND OTHER TERMINATION OF EMPLOYMENT

Section 5.01    Retirement.  A Participant who attains Normal Retirement Age of 65 may retire as of his attainment of such age, which day shall be called the Participant’s Normal Retirement Date.  All amounts in the Participant’s Account not previously vested shall become 100% nonforfeitable upon attainment of his Normal Retirement Age.  A Participant may remain actively employed by the Employer after his Normal Retirement Date, subject to any written mandatory retirement policy of the Employer.  A Participant who continues to be actively employed by the Employer after his Normal Retirement Date shall continue to be a Participant in the Plan as long as he remains so employed by the Employer, and he may retire, or may be retired in accordance with any such written mandatory retirement policy of the Employer.  A Participant who retires under this section shall be entitled to distribution of his Account balance at the time and in the manner provided by Article 6.

Section 5.02    Disability Retirement.

(a)  Disability Retirement Date.  A Participant who is determined by the Plan Administrator to be (1) under a total and permanent disability and (2) to have incurred such total and permanent disability during a period while the Participant was employed by the Employer or a Related Entity, shall be considered to have taken a disability retirement as of the date the Plan Administrator so determines the Participant’s condition of total and permanent disability to have commenced.  Such date shall be called the Participant’s Disability Retirement Date.

(b)  Definition of Total and Permanent Disability.  A Participant shall be considered totally and permanently disabled if, upon proof satisfactory to the Plan Administrator, the Plan Administrator determines that the Participant has contracted a physical or mental condition which totally and permanently prevents the Participant from engaging in any regular occupation or employment for remuneration or profit; provided, however, that no Participant shall be deemed to be totally and permanently disabled for purposes of the Plan if his incapacity was contracted, suffered or incurred while he was engaged in a felonious enterprise or resulted therefrom, or resulted from an intentionally self-inflicted injury.  The Plan Administrator may rely upon a determination that the Participant has been disabled for purposes of the Social Security Act as proof of disability under this Plan.  The Plan Administrator may require a Participant to have periodic medical examinations by a physician or physicians selected by the Plan Administrator to verify initially or to verify the continuance of the Participant’s disability.  A Participant who refuses to submit to any physical examination properly requested under the Plan shall not be placed on, or continued on, Disability Retirement.

(c)  Nonforfeitable Right Due to Disability.  A Participant who takes a disability retirement as provided in this section shall have a nonforfeitable right to his entire Account balance and shall be entitled to distribution of his Account balance at the time and in the manner provided by Article 6.

(d)  Recovery from Disability.  In the event the Plan Administrator determines at any time that a person previously entitled to a benefit under this section is no longer under a total and permanent disability, the benefit under this section, if being paid as an annuity or in installments, shall cease, and such person’s benefit shall be redetermined in accordance with the other applicable sections of the Plan, taking into account the amount of benefits already received by such person under this section.

(e)  Application.  In no event shall any distributions due to a Participant’s disability as determined under this section begin prior to the Plan Administrator’s receipt of a properly completed application for disability benefits, which must be submitted within a reasonable time following the Participant’s last day of work due to disability.  No application for Disability Retirement will be accepted after the expiration of this time period.

Section 5.03    Death.    In the event of a Participant’s death prior to his termination of employment with the Employer or a Related Entity, or while performing qualified military service as defined in Code Section 414(u)(5), the entire balance of such Participant’s Account plus any amounts thereafter credited shall become 100% vested and nonforfeitable and payable to the Participant’s Beneficiary as designated to the Plan Administrator.

A copy of the death certificate or other sufficient documentation must be provided to the Plan Administrator using procedures established by the Plan Administrator.  The Plan Administrator's determination of death and the right of any person to receive payment shall be conclusive.

Every Participant shall have the right to designate a Beneficiary or Beneficiaries to receive the nonforfeitable balance of his Account, or the portion remaining at the time of his death.  Every Participant’s designation shall specify the share to be received by each Beneficiary and shall indicate how any remaining balance is to be paid in the event of the death of the designated Beneficiary or Beneficiaries.  Such designation of a Beneficiary may be changed or revoked from time to time by the Participant by filing a new designation with the Plan Administrator.  If a Participant has designated the Spouse as a Beneficiary, then a court order of divorce (and not a court order of legal separation) shall revoke the Participant's designation of such Spouse as a Beneficiary unless a Qualified Domestic Relations Order filed with the Plan Administrator provides that such Spouse shall remain a Beneficiary of the Participant's Account after the date of divorce.  A court order of divorce will not invalidate a subsequent designation of such former Spouse as Beneficiary.   If any Participant fails to designate a Beneficiary, or if all Beneficiaries predecease the Participant, any nonforfeitable balance in the Account shall be paid to the Participant’s then surviving Spouse, or if his Spouse does not survive, then to the Participant's estate.  If a Beneficiary survives the Participant but fails to collect all amounts payable on behalf of the Beneficiary from the Participant’s Account, the balance shall be paid to the Beneficiary’s estate.

A Participant’s designation of Beneficiary shall be made in a format, or on a form or according to a procedure,  prescribed by, and provided by, the Plan Administrator which will become effective upon filing with the Plan Administrator.  In any case where the Participant is married and has designated a primary Beneficiary other than his spouse, the Participant’s spouse must sign the designation form which either (a) must designate a specific beneficiary that cannot be changed without subsequent spousal consent, or (b) must expressly permit designations by the Participant without any requirement of further consent by the spouse.  In each case, the spouse’s consent to the designation form must indicate the spouse’s acknowledgment of the designation’s effect, and the spouse’s signature must be witnessed by a notary public.  Distribution of the

Participant’s Account balance to his Beneficiary shall be made at the time and in the manner provided by Article 6.

Section 5.04    Other Termination of Employment.  A Participant who terminates employment with the Employer or a Related Entity (and ceases to be employed by the Employer and all Related Entities) and who is not entitled to distribution of his Account balance under any previous section of this Article 5, shall be entitled to distribution of the nonforfeitable portion of such Account as determined under the vesting provisions of Article 3 at the time and in the manner provided by Article 6, if such termination of employment constitutes a severance from employment as required by applicable law.

ARTICLE 6 - DISTRIBUTION OF BENEFITS

Section 6.01    Distribution upon Termination of Employment.

(a)	Time and Manner of Distribution.

(1) Normal Distribution Method. Following a Participant’s retirement, disability, death or other termination of employment in accordance with Article 5, and after timely written application has been made with the Plan Administrator, under the method required by the Plan Administrator, there shall be distributed to the Participant, or to his Beneficiary in the case of the Participant’s death, the Participant’s entire nonforfeitable Account balance as valued on the Accounting Date immediately following the date of such separation from employment, plus any amounts credited to his Account subsequent to such Accounting Date.  Such distribution shall be made in a lump sum, to be paid as soon as practicable after the Participant’s separation from employment and the Plan Administrator’s receipt of the Participant’s (or Beneficiary’s) application.

(2) Optional Distribution Methods. Notwithstanding the foregoing, a Participant who has separated from employment may elect, pursuant to rules established by the Plan Administrator and subject to all other applicable provisions of the Plan:

(A) To defer such lump sum distribution to any subsequent date;

(B) If the nonforfeitable Account balance exceeds $5,000 (or the other applicable dollar limitation of Code Section 411(a)(11)), to receive distributions in annual installment payments for a specified number of years (not in excess of five years), with the unpaid balance at the end of each Plan Year credited or charged, as the case may be, with any earnings, gains, losses and expenses experienced on such unpaid balance, and in the event of the Participant’s (or Beneficiary’s) death prior to complete distribution of the nonforfeitable portion of the Account, any unpaid balance shall be paid to the Participant’s Beneficiary (or next designated Beneficiary in the case of the death of the prior Beneficiary), in a single lump sum payment or in annual installments over the remainder of the selected term, as the Beneficiary may elect in accordance with the provisions of this article;

(C)If the distribution is an amount of at least $200, to make a direct rollover of all or a portion of the Participant’s nonforfeitable Account balance, which qualifies as an eligible rollover distribution within the meaning of Code Section 402(c)(4), to the trustee or other fiduciary of one or more of the following recipients:

(i) A trust that is exempt under Code Section 501(a) and maintained in accordance with a plan described in Code Section 401(a);

(ii) An annuity plan described in Code Section 403(a);

(iii) An annuity contract described in Code Section 403(b);

(iv) An eligible deferred compensation plan described in Code Section 457(b) that is maintained by an eligible employer described in Code Section 457(e)(1)(A);

provided that the recipient described in (i), (ii), (iii) or (iv) above accepts such distributions, and in the case of the rollover of any after-tax contributions, which is permitted on or after January 1, 2007 to a recipient described in (i) or (iii), that recipient agrees to account separately for amounts so transferred, including accounting separately for the portion of such distribution which is includible in gross income and the portion of such distribution which is not includible in gross income; or

(v) An individual retirement account (“IRA”) as described in Code Section 408(a) or an individual retirement annuity as described in Code Section 408(b) (other than an endowment contract), including after December 31, 2007 a Roth IRA described in Code Section 408A(b), provided that for distributions made prior to January 1, 2010, the Participant does not have modified adjusted gross income exceeding $100,000 and, if married, does not file a separate federal income tax return from his spouse; or

(D)	Any additional option available as specified in the Appendices.

The Accounting Date for a deferred lump sum distribution under option (A) above shall be the date of the distribution elected by the Participant.  Periodic payments under option (B) above for any Plan Year shall not be less, in the aggregate, than an amount equal to the value of the Participant’s Account as of the last installment date of the previous Plan Year divided by the difference between the number of years selected by the Participant for the distributions and the number of years elapsed since distributions commenced.

(3) Accelerated Payment.  Notwithstanding the election of an optional method of distribution under part (2), but subject to the rules in part (1), a Participant may elect, at any time after separation from employment, by instruction delivered to the Plan Administrator, under the method required by the Plan Administrator, to accelerate payments, to receive a single lump sum payment of any remaining nonforfeitable balance of his Account, or to effect a direct rollover.

(4) Payments after Death.  If a Participant (or Beneficiary) entitled to receive a distribution under this Section 6.01 should die prior to the time he has received the full distribution to which he is entitled, then the nonforfeitable amount credited to his Account as of the Accounting Date coincident with or immediately following his date of death shall be distributed to the deceased Participant’s Beneficiary, (or to the estate of the Beneficiary in the case of the Beneficiary’s death).  Provided, however, that a Beneficiary may elect a direct rollover in accordance with paragraph (2)(C), although a Beneficiary who is not the surviving spouse or an alternate payee of the Participant may make such a rollover only to an individual retirement account or annuity titled in the name of the decedent for the benefit of the Beneficiary.

(5)       Payment.  Unless otherwise directed by the Plan Administrator, the Trustee shall transmit all distributions to the Plan Administrator for actual distribution to the Participant (or Beneficiary).

(b) Notice of Distribution Options.  Each Participant (or in the case of the death of a Participant, each Beneficiary) entitled to receive benefits under the Plan shall be notified by the Plan Administrator of the distribution options available.  The Plan Administrator shall provide with such notification either (1) a form on which the Participant (or Beneficiary) may apply for benefits and elect a distribution option, or (2) instructions regarding how to do so by telephone, facsimile, internet or other electronic means.  Such notice shall be furnished not more than 180 days and not fewer than 30 days prior to the date of scheduled distribution, in accordance with Treasury Regulation Section 1.411(a)‑11(c), and it shall clearly inform the Participant (or Beneficiary) of the right to a period of at least 30 days after receiving the notice to consider the decision whether or not to elect a distribution and, if applicable, a particular distribution option.  However, distribution may be made or commence fewer than 30 days (but not less than 8 days in the case of an annuity distribution covered by the rules of Appendix C) after the notice is given, provided that the Participant (or Beneficiary), after receiving the notice, affirmatively elects a particular distribution option and subject to any other applicable restrictions of the Plan.  Any notice issued pursuant to this paragraph shall include a description of a Participant’s right, if any, to defer receipt of a distribution, the consequences of failing to defer receipt of the distribution and the investment options available under the Plan (including applicable fees) that will be available if the Participant defers distribution, as well as a reference to the portion of the summary plan description containing any special rules that might affect materially a Participant’s decision to defer.

(c) Election.  Subject to paragraph (b) above, to paragraph (d) below and the rules of Appendix C, each Participant shall be entitled to elect, within 180 days prior to the commencement of benefits, the distribution option by which the nonforfeitable portion of his Account shall be distributed and the date on which payments should commence or be made.  In the case of the death of a Participant, and subject to the restrictions in paragraph (d) and Appendix C, the Participant’s Beneficiary shall be entitled to elect, within 180 days prior to the elected commencement of benefits, that Beneficiary’s election as to the form and date of distribution of the deceased Participant’s nonforfeitable Account balance.  In the case of an election by the Participant or the deceased Participant’s Beneficiary, the foregoing elections shall be made either (1) on a form prescribed by and filed with the Plan Administrator or (2) in accordance with procedures established by the Plan Administrator by telephone, facsimile, internet or other electronic means.  The Plan Administrator, upon receipt of the elections made pursuant to this section, shall direct the Trustee as to the time and manner of distribution.

(d) Restrictions. Distributions under this Article 6 shall be subject to the following restrictions where applicable:

(1) Restrictions on Direct Rollovers. A Participant (or Beneficiary) may elect only one distribution option, except that where a direct rollover of less than the full nonforfeitable balance of the Account is elected pursuant to paragraph (a)(2)(C) above, another option for distribution of the remaining balance may be made.  A Participant (or Beneficiary) may elect a partial direct rollover only if the amount to be rolled over is at least $500.  If a partial direct rollover of a distribution consisting of both pre-tax and after-tax amounts is elected, the portion of the distribution that is rolled over is treated as consisting first of pre-tax amounts.  A distribution will not be an eligible rollover distribution if it is described by any of the following:

(A) Any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and the Participant’s designated beneficiary, or for a specified period of ten years or more;

(B) Any distribution to the extent such distribution is required under Code Section 401(a)(9); or

(C) Any distribution which is made upon hardship of the Participant.

In addition, a non-spouse Beneficiary who is a “designated beneficiary” under Code Section 401(a)(9)(E) and the related regulations may elect a direct rollover of all or any portion of his distribution to an individual retirement account (“IRA”) that the Beneficiary establishes, in the name of the deceased Participant as an inherited IRA for the benefit of the Beneficiary, for purposes of receiving the distribution, provided that the distribution otherwise satisfies the definition of an eligible rollover distribution.  If a non-spouse beneficiary receives a distribution from the Plan, the distribution is not eligible for a “60-day” rollover.  If the Participant dies before his required beginning date and the non-spouse beneficiary rolls over to an IRA the maximum amount eligible for rollover, the beneficiary may elect to use either the 5-year rule or the life expectancy rule, pursuant to Treasury Regulation Section 1.401(a)(9)-3, A-4(c), in determining the required minimum distributions from the IRA that receives the non-spouse beneficiary’s distribution.  If the Participant’s Beneficiary is a trust, the Plan may make a direct rollover to an individual retirement account on behalf of the trust, provided the trust satisfies the requirements to be a designated beneficiary within the meaning of Code Section 401(a)(9)(E).

(2) Cash Outs.  Notwithstanding the Participant’s (or Beneficiary’s) election to the contrary, if the nonforfeitable Account balance at the time of the distribution does not exceed $1,000, then the Plan Administrator shall make an immediate lump sum distribution to the Participant, or in the case of the Participant’s death, to the Participant’s Beneficiary, unless the Participant (or Beneficiary) timely elects, for a distribution exceeding $200, a direct rollover  under Section 6.02(c)(3).  No such distribution may be made, however, after the starting date of the Participant’s benefit without the consent of the Participant’s Beneficiary; the consent of a Beneficiary who is the participant’s surviving spouse must be in writing, clearly indicating the spouse’s consent and acknowledging its effect, with the spouse’s signature witnessed by a notary public.

(3) Latest Distribution Date and Required Minimum Distributions.  All distributions under the Plan shall be made in accordance with the required minimum distribution rules of Code Section 401(a)(9) and Treasury Regulation Sections 1.401(a)(9)-2 through 1.401(a)(9)-9, including the incidental death benefit requirement of

Code Section 401(a)(9)(G), each of which shall supersede any other distribution options or provisions of the Plan that are inconsistent with those rules and which are hereby incorporated by reference.    The following are the principal requirements of the foregoing rules:

(A) Time and Manner of Distribution.  Each Participant’s entire Account must be distributed to the Participant, or begin to be distributed, no later than April 1 of the calendar year following the calendar year in which the Participant reaches age 70½, or in the case of a Participant other than a 5-percent owner, in which he retires, if later.  For this purpose, a 5-percent owner is a person who owns (or who is considered as owning within the meaning of Code Section 318) more than 5% of the outstanding stock of the Employer or stock possessing more than 5% of the total combined voting power of all stock of the Employer.  If the Participant dies before the date distributions are considered to have begun, the Participant’s Account must be distributed, or begin to be distributed, no later than as follows:

(i) If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then distributions to the surviving spouse must begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant, if he had survived, would have attained age 70½, if later;

(ii) If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, then distributions to the designated beneficiary must begin by December 31 of the calendar year immediately following the calendar year in which the Participant died;

(iii) If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire Account must be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death; or

(iv) If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse have begun, this part (A) (other than (i) above) will apply as if the surviving spouse were the Participant.

Unless the nonforfeitable balance of the Participant’s Account is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, then beginning with the first distribution calendar year, distributions must be made in accordance with parts (B) and (C) below.  If the Participant’s nonforfeitable Account balance is distributed in the form of an annuity purchased from an insurance company, distributions under that contract must be made in accordance with the requirements of Code Section 401(a)(9) and the related regulations.

For purposes of this part (3), unless (iv) above applies, distributions are considered to begin on the Participant’s required beginning date.  If section (iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under (iv).  If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under (iv) above, the date distributions are considered to begin is the date distributions actually commence.

(B) Required Minimum Distributions during Participant’s Lifetime.  During the Participant’s lifetime, the minimum amount that must be distributed for each distribution calendar year is the lesser of the quotient obtained by dividing the Participant’s Account balance by the distribution period in the Uniform Lifetime Table set forth in Treasury Regulation Section 1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the distribution calendar year, or if the Participant’s sole designated Beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account balance by the number in the Joint and Last Survivor Table set forth in Treasury Regulation Section 1.401(a)(9)-9, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.  Such required minimum distributions will be determined under this part (B) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(C) Required Minimum Distributions after Participant’s Death.  If the Participant dies on or after the date distributions have begun and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated Beneficiary, determined as follows:

(i) The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii) If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year.  For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the date of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(iii) If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

Except as provided in part (D) below, if the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the remaining life expectancy of the Participant’s designated Beneficiary, determined as provided in part (C)(i) above. If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s Account balance will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.    If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under the rules above, this part (C) will apply as if the surviving spouse were the Participant.

(D)      Participants or Beneficiaries may elect on an individual basis whether the 5-year rule or the life expectancy rule in the paragraphs above will apply to distributions after the death of a Participant who has a designated Beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under the rules above, or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving spouse’s) death. If neither the Participant nor Beneficiary makes an election under this paragraph (D), distributions will be made in accordance with the rules of the preceding paragraphs.

(E)      Special Definitions.  For purposes of this part (3), the following terms shall have the meanings indicated:

(i) “Account balance” means the balance of the Participant’s (or Beneficiary’s) Account as of the last Accounting Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year), increased by the amount of any contributions made and allocated or forfeitures allocated to the Account as of dates in the valuation calendar year after the Accounting Date and decreased by distributions made in the valuation calendar year after the Accounting Date.  The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(ii) “Designated beneficiary” means the Participant’s Beneficiary named pursuant to Section 6.03 to receive any undistributed balance of the Participant’s Account upon death of the Participant and who is described as the designated beneficiary under Code Section 401(a)(9) and Treasury Regulation Section 1.401(a)(9)-1, Q&A-4.

(iii) “Distribution calendar year” means a calendar year for which a minimum distribution is required.  For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date.  For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under part (3)(A)(ii) above.  The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date.  The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(iv) “Life expectancy” means life expectancy as computed by using the applicable table in Treasury Regulation Section 1.401(a)(9)-9.

(v) “Required beginning date” means the date by which the Participant’s Account must be distributed in full or by which distributions must at least begin, as determined by the rules of part (A) above.

(4) Overriding Rules.  Unless the Participant (or Beneficiary) requests accelerated distribution and the Plan Administrator and the Trustee each agrees to shorter periods, no distribution will commence or be made prior to the latest of:

(A) 60 days following the date on which the Account is valued for distribution;

(B) 60 days following the date the Participant’s (or Beneficiary’s) election is received by the Plan Administrator;

(C) 30 days following the Trustee’s receipt of the Plan Administrator’s direction as to time and manner of distribution; or

(D) Except in the case of a hardship distribution under Section 6.02 or an elected distribution from a Participant’s Rollover Account, the first to occur of (i) the Participant’s retirement, death, disability, severance from service or attainment of age 59½, (ii) the termination of the Plan pursuant to Section 10.02 without establishment of a successor plan, (iii) the date of sale by the Employer of substantially all of its assets to a corporation in whose employment the Participant continues, or (iv) the date of sale by the Employer of a subsidiary in whose employment the Participant continues, except that a distribution in connection with a transaction or employment change transfer, described in Treasury Regulation Section 1.411(d)-4, Q&A 3, shall be permitted.

Provided, however, in no event shall distribution of a Participant’s Account commence or be made to the Participant later than the earlier of the date prescribed by part (3) above or the 60th day after the close of the Plan Year in which occurs the latest of the date on which the Participant attains Normal Retirement Age, the date which is the 10th anniversary of the day the Participant commenced participation in the Plan, the date the Participant terminates employment with the Employer and Related Entities, or the date specified by the Participant in his distribution election made pursuant to this Section 6.01.

(5) Directed Distributions.  Subject to the foregoing rules, in any case where a Participant (or Beneficiary) fails to provide proper instructions to the Plan Administrator for distribution of the Participant’s Account prior to the date when distributions must commence by law, the Plan Administrator may direct the Trustee to make payments to the Participant (or Beneficiary) in accordance with a method of distribution chosen by the Plan Administrator.

Section 6.02    Distribution Due to Hardship.

(a) Withdrawal Procedure.  A Participant may apply for a distribution because of a hardship (as defined in paragraph (b) below) by filing an application in accordance with procedures established by the Plan Administrator.  Except as provided otherwise in the Appendices, a hardship distribution may be made only from the Participant’s Employee before-tax contribution Account and the amount of such distribution shall be limited to the least of: (1) the amount which the Plan Administrator determines is required to relieve the financial need caused by the hardship, including any amount necessary to pay applicable federal, state and local taxes or penalties reasonably anticipated to result from the distribution; (2) the Participant’s Employee before-tax contribution Account balance, including the accumulated earnings thereon, under the Plan as of December 31, 1988, if any, plus the Participant’s cumulative total of Employee before-tax contributions to the Plan on and after January 1, 1989; or (3) the Participant’s current Employee before-tax contribution Account balance.

(b) Hardship Definition.  A hardship shall be considered to exist only if (1) the Participant has an immediate and heavy financial need for the funds, and (2) the hardship distribution requested is necessary to satisfy such financial need.

(c) Financial Need. Requirement (1) of paragraph (b) shall be deemed satisfied where the requested distribution is on account of:

(1) Expenses for (or necessary to obtain) medical care that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(2) Costs directly related to the purchase of a principal residence for the Employee (excluding mortgage payments);

(3) Payment of tuition, related educational fees, and room and board expenses, for up to the next twelve (12) months of post‑secondary education for the Employee, the Employee’s spouse, children, or dependents (as defined in Code Section 152, and, without regard to Code Section 152(b)(1), (b)(2), and (d)(1)(B));

(4) Payments necessary to prevent the eviction of the Employee from the Employee’s principal residence or foreclosure on the mortgage on that residence;

(5) Payments for burial or funeral expenses for the Employee’s deceased parent, spouse, children or dependents (as defined in Code Section 152, and, without regard to Code Section 152(d)(1)(B));

(6) Expenses for the repair of damage to the Employee’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income); or

(7) Such other conditions that the Plan Administrator finds justify an immediate and heavy financial need under Treasury Regulation Section 1.401(k)-1(d)(3)(iii)(B).

(d)       Necessity.  Requirement (2) of paragraph (b) shall be deemed satisfied if, and only if, all of the following conditions are satisfied:

(1) The Participant already has obtained all distributions (other than hardship distributions) and all nontaxable loans that currently are available under all plans maintained by his Employer based on his current credit situation; and

(2) The Participant agrees, in writing, to suspend all before‑tax and any after‑tax contributions under this Plan and any other plan of his Employer for a period of six months after receipt of the hardship distribution.

(e)       Determination of Hardship.  A Participant’s request for a hardship distribution shall be accompanied or supplemented by such written evidence as the Plan Administrator may reasonably request.  The Plan Administrator, in its discretion, may grant a request for a hardship distribution and may direct the Trustee to permit such Participant to make a withdrawal if, in its discretion, the Plan Administrator finds, based on all relevant facts and circumstances, that a condition of hardship as defined in paragraph (b) above exists.  In making its determinations, the Plan Administrator generally may rely on the Participant’s written representations, unless the Plan Administrator has actual knowledge to the contrary.  The Plan Administrator shall adopt and follow uniform and non‑discriminatory rules for purposes of making determinations, and its decisions shall be final and binding.

(f)       Limitation.  Except as limited by paragraph (a)(1) above, in no event shall a hardship distribution of less than $500 or 100 percent of the Participant’s Account that is subject to distribution, whichever is less, be permitted.

(g)       Costs.  Any distribution pursuant to this section shall be subject to all costs of liquidating the Participant’s Account, including but not limited to early withdrawal penalties, brokerage fees, market value adjustments, and similar charges.

(h)       Impact of Hardship Distribution on Code Section 402(g) Limit.  There shall be no reduction in the maximum amount of Employee before-tax contributions that a Participant may make pursuant to Code Section 402(g) solely because of a hardship distribution made by this Plan or any other plan of the Employer, provided that all hardship distributions are made only as provided by this section.

Section 6.03    Loans to Participants.  The Plan permits loans to Participants and the following rules shall apply:

(a) General Rules.  In addition to the powers granted under Article 9, the Plan Administrator shall have the power to establish a loan program and to direct the Trustee to make loans to Participants from the nonforfeitable portion of their Accounts.  Application by a Participant to borrow money shall be made by such means, written or electronic, as prescribed by the Plan Administrator.  If, after appropriate investigation, and in accordance with procedures prescribed by the Plan Administrator, the loan application is approved, there shall be withdrawn from the nonforfeitable portion of the Participant’s Account and disbursed to the Participant, by check or electronic transfer of funds, the amount requested and approved, but only upon the following terms and conditions:

(1) The loan shall be disbursed only in whole increments of $100, with a minimum loan of $1,000;

(2) The loan shall be evidenced by a promissory note, in a form prescribed by the Plan Administrator that shall be signed by the Participant, and if the Participant is married at the time the loan proceeds are disbursed and the loan proceeds are disbursed from an Account which is subject to a Qualified Joint and Survivor Annuity, also shall be authorized by signature of the Participant’s spouse which acknowledges that the Participant’s Account is being pledged as collateral for the loan and may be used to repay the loan in the event of default;

(3) The loan shall be for a principal amount which, when added to the outstanding balance of any other loan or loans of the Participant from the Plan and from any other tax-qualified retirement plan of the Employer (including plans of other employers required to be aggregated with this Plan pursuant to Code Section 414(b), (c), or (m)) does not exceed the lesser of (A) $50,000, reduced by the excess (if any) of the highest outstanding balance of the Participant’s plan loans during the one-year period ending on the day before the date on which the loan is to be made, over the outstanding balance of plan loans on the date on which such loan is to be made, or (B) 50% of the Participant’s nonforfeitable Account;

(4) The loan shall bear interest at a rate established from time to time by the Plan Administrator that is comparable to the rate charged by commercial lenders on loans of a similar character, that may be tied by formula to a regularly published rate, and that will remain fixed for the term of the loan;

(5) The loan shall be for a prescribed term of no longer than 60 months; however, the prescribed term may be for a period greater than 60 months but not greater than 180 months for a loan used to acquire any dwelling unit which within a reasonable period of time is to be used (determined at the time the loan is made) as the principal residence of the Participant, in either case with no penalty for prepayment;

(6) The loan shall provide for specific terms of repayment, in substantially equal installments of principal and interest, made at least quarterly, which terms the Plan Administrator may request the Employer to implement by appropriate withholding from the Participant’s regular salary or wages to the extent permitted by law;

(7) The loan shall be secured, notwithstanding any other provision of the Plan to the contrary, by a pledge of 50% of the Participant’s nonforfeitable Account, as of the date of the loan, or if the Plan Administrator otherwise determines to be appropriate, shall be secured by other collateral comparable to that customarily required by local financial institutions, and by an irrevocable wage assignment if permitted by local law;

(8) The loan proceeds need not be disbursed to the Participant by the Plan Administrator prior to the expiration of 45 days from the date of receipt by the Plan Administrator of the Participant’s loan application;

(9) The loan shall be subject to the ability of the Trustee to liquidate prior investments directed by the Participant for his Account, and all costs associated with making the loan; and

(10) No more than one loan from this Plan may be outstanding to any one Participant at any time unless more than one loan is specifically provided for in the Plan’s Loan Rules.

(b) Other Rules.  All loans under the Plan shall be made strictly in accordance with the provisions of this section, the specific participant loan provisions described in Section 2550.408b‑1 of the Department of Labor Rules and Regulations for Fiduciary Responsibility and any additional rules which may be set forth by the Plan Administrator.  Loans shall be available to all Participants on a reasonably equitable basis in a uniform and nondiscriminatory manner, although the Plan Administrator may make distinctions on the basis of credit worthiness of the

Participant, the liquidity of the Participant’s Account and of the Fund at the time of receipt of the Participant’s loan application and such other factors as the Plan Administrator deems relevant in protecting the interests of all Participants in the Fund.

(c) Treatment of Loans and Repayments.  For purposes of the allocation of earnings, gains and losses of the Fund and the determination of the balance of a Participant’s Account on any Accounting Date under Article 4, a loan under this section shall be treated as a nontaxable withdrawal from the Participant’s Account, on the date the loan proceeds are disbursed, to the extent of the principal amount borrowed, and each payment on the loan shall be treated as an addition to the Account, on the date received, to the extent such payment constitutes repaid principal.  Interest paid by a Participant on any loan shall be credited directly to the Account of that Participant.

(d) Default.  In the event of a Participant’s default in payment of a loan made in accordance with this section, the Employer shall, upon the direction of the Plan Administrator, to the extent and at the time permitted by law, deduct the amount of the loan that is in default (and any unpaid interest due) from the Participant’s regular salary or wages (including any bonus or other payments) and pay such deducted amount to the Trustee.  In addition, the Plan Administrator may direct the Trustee to take any other action which may be necessary or appropriate to permit the Plan Administrator to enforce collection of the unpaid loan.  Upon the occurrence of any event permitting a distribution from the Plan, any balance of the loan which still remains unpaid (including any unpaid interest due) and attributable to an Account from which distribution is permitted, shall be recharacterized as a distribution and reported by the Trustee as taxable income to the Participant.  For purposes of this paragraph, a loan shall be deemed to be in default upon the Participant’s failure to timely make any scheduled repayment of principal or interest and expiration of any reasonable grace period that may be permitted by the Plan Administrator and allowed by law.  The Trustee, at the direction of the Plan Administrator, shall report the amount of any defaulted loan as a taxable distribution to the Participant at the time and to the extent required by law.

Section 6.04    Withdrawals of After‑Tax Employee Contributions‑.

(a) General Rule.  Subject to the special withdrawal election in paragraph (b) of this section, the balance of a Participant’s After‑Tax Employee Contribution Account shall be distributed in the manner provided by Section 6.01.

(b) Special Election.  At any time, whether during employment or after retirement, disability or other termination of employment, a Participant may make an election, in such manner as the Plan Administrator prescribes, to withdraw all or any portion of the balance of his After‑Tax Employee Contribution Account balance, which shall be distributed only in the form of a single sum payment.  Any such election shall be submitted to the Plan Administrator, must be for an amount of not less than $100 unless for the entire balance of such Account, and shall be subject to all applicable tax rules regarding the allocation of the withdrawal between taxable and nontaxable amounts.

Section 6.05    In-Service Distributions.  Upon the request of a Participant who has attained at least age 59½, the Plan Administrator shall direct the Trustee to make a distribution to the Participant in accordance with the foregoing provisions of this Article 6, but prior to the

Participant’s separation from employment with the Employer and all Related Entities.  Unless otherwise provided in the Appendices, the distribution shall be made only from the vested portion of the Participant’s Account, may not exceed the balance of such Account as valued on the most recent Accounting Date, or such lesser amount as requested by the Participant, and shall be made only in a single sum payment in cash or as a direct rollover.  The making of such an in‑service distribution shall not affect the Participant’s eligibility to continue participating in the Plan in the same manner as other Participants.  A Participant’s request for an in‑service distribution must be accompanied by proof of age that is acceptable to the Plan Administrator.

Section 6.06    QDROs and Distributions to Alternate Payees.

(a) General Rule.  In the event that a qualified domestic relations order is issued with respect to a Participant, any alternate payee who is designated in that order may elect to receive the portion of the Participant’s Account awarded to the alternate payee under the order immediately if the order so provides.  If the alternate payee elects immediate payment, payment shall be made as soon as administratively feasible after the Plan Administrator has determined that the order is qualified, even though the Participant has not reached the “earliest retirement age” or may not be entitled to a concurrent Plan distribution under the previous provisions of Article 6.  Otherwise, distribution to the alternate payee shall be subject to all the rules of Section 6.01.  If the portion of the Participant’s Account awarded to the alternate payee has a value of $1,000 or less, payment to the alternate payee automatically shall be made in an immediate lump sum payment pursuant to the cash‑out provisions of Section 6.01(d)(2).  Notwithstanding the alternate payee’s election to the contrary, if an alternate payee’s nonforfeitable Account balance at the time of the current distribution does not exceed the applicable dollar limitation of Code Section 411(a)(11), the only distribution option available shall be a lump sum distribution.

(b) Special Definitions. For purposes of this section, the following terms have the meanings indicated:

(1) “Qualified domestic relations order” or “QDRO” means a domestic relations order: (A) which creates or recognizes the existence of an alternate payee’s right to, or assigns to an alternate payee the right to, receive all or a portion of the Account balance payable with respect to a Participant under the Plan; (B) which clearly specifies the name and the last known mailing address (if any) of the Participant and the name and mailing address of each alternate payee covered by the order, the amount or percentage of the Participant’s Account to be paid by the Plan to each such alternate payee, or the manner in which such amount or percentage is to be determined, the number of payments or period to which such order applies, and each plan to which such order applies; and (C) which does not require the Plan to provide (i) any type or form of benefit, or any option, not otherwise provided under the Plan, (ii) increased benefits (determined on the basis of actuarial value),  (iii) payment of benefits to an alternate payee that are required to be paid to another alternate payee under another order previously determined to be a qualified domestic relations order.  As provided by Code Section 414(p)(7)(A), it is solely within the discretion of the Plan Administrator to determine whether or not a domestic relations order is accepted by the Plan as a QDRO.  A domestic relations order that otherwise satisfies the requirements to be qualified under the foregoing definition will not fail to be qualified solely because the order is issued after, or revises, another domestic relations order or QDRO or because of the time at which the order is issued, including issuance after the commencement date of the Participant’s benefit or after the Participant’s death, but such a domestic relations order otherwise is subject all the requirements and protections that apply to other QDROs.

(2) “Domestic relations order” means any judgment, decree or order (including approval of a property settlement agreement) which relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of a Participant, and is made pursuant to a state domestic relations law (including a community property law).

(3) “Earliest retirement age” means the earlier of (A) the date on which the Participant is entitled to a distribution under the Plan, or (B) the later of the date the Participant attains age 50 or the earliest date on which the Participant could begin receiving benefits under the Plan if the Participant separated from service.

(4) “Alternate payee” means any spouse, former spouse, child or other dependent of a Participant who is recognized by a domestic relations order as having a right to receive all, or a portion of, the Account balance payable under the Plan with respect to such Participant.

Section 6.07    In-Service Distributions of Rollover Contribution Account.   Upon the request of a Participant, under the method required by the Plan Administrator, the Plan Administrator shall direct the Trustee to make a distribution to the Participant in accordance with the foregoing provisions of this Article 6, but prior to the Participant’s separation from employment with the Employer and all Related Entities.  The distribution shall be made only from the balance of the Participant’s Rollover Contribution Account, may not exceed the balance of such Account as valued on the most recent Accounting Date, or such lesser amount as requested by the Participant, and shall be made only in a single sum payment in cash or as a direct rollover.  The making of such an in-service distribution shall not affect the Participant’s eligibility to continue participating in the Plan in the same manner as other Participants.

ARTICLE 7 - SPECIAL PROVISIONS

Section 7.01    Elapsed Time Service Rules.

(a) Application.  The rules of this Section 7.01 shall be the exclusive means of measuring service under the Plan on and after the Effective Date.  Prior to the Effective Date, service will be measured by the Masco Corporation 401(k) Plan and the Masco Corporation Hourly 401(k) Plan where required by this Plan, and credit shall be given in this Plan for service credited by the Masco Corporation 401(k) Plan and/or the Masco Corporation Hourly 401(k) Plan, but any such service shall not be double counted (including with any service under this Plan for any short Plan Year) for any purpose by this Plan.

(b) Service Definitions. The following terms shall have the meanings indicated:

(1) Hour of Service. Unless otherwise provided in the Appendices, for purposes of the Plan, an “Hour of Service” means each:

(A)Hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer credited to the Employee for the computation period during which the duties are performed;

(B)Hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed, due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence; and

(c)Hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer, credited to the Employee for the computation period or computation periods to which the award or agreement pertains rather than the computation period during which the award, agreement or payment is made.

Notwithstanding paragraph (1) above, an Employee’s Hours of Service shall not include Hours credited under part (C) above if such hours also are credited to the Employee under either part (A) or (B) above.

Any questions concerning the determination or crediting of Hours of Service shall be resolved in accordance with Sections 2530.200b‑2(a), (b) and (c) of the Department of Labor Rules and Regulations for Minimum Standards, which are incorporated by reference.  Hours of Service shall be determined from records of the Employer for hours worked and for hours for which payment is made or due.

(2) “Employment Commencement Date” means the date on which the Employee first performs an Hour of Service for the Employer.

(3) “Reemployment Commencement Date” means the first day, following a Period of Severance which is not required to be taken into account under the service spanning rules in paragraph (c) below, on which the Employee performs an Hour of Service for the Employer.

(4)	“Severance from Service Date” means the earlier of:

(A) The date on which an Employee quits, retires, is discharged or dies; or

(B) The first anniversary of the first date of a period in which an Employee remains absent from service (with or without pay) with the Employer for any reason other than quit, retirement, discharge or death, such as vacation, holiday, sickness, disability, leave of absence or layoff (not treated as a termination).

(5)

“Period of Severance” means the period of time commencing on the Severance from Service Date and ending on the date on which the Employee again performs an Hour of Service, under paragraph (b)(1)(A) above, for the Employer.

(6)

“Period of Service” means a period of service commencing on the Employee’s Employment Commencement Date or Reemployment Commencement Date, whichever is applicable, and ending on his Severance from Service Date.

(c)	Years of Service.

(1) General Definition.  An Employee’s Years of Service shall be equal to the number of whole years within the Employee’s Period of Service, whether or not such Periods of Service were completed consecutively.  Aggregation shall be on the basis that 12 months or 365 days equal one year.  No more than one Year of Service shall be granted for any one 12‑month period of time.

(2) Service Spanning Rule. For purposes of paragraph (c)(1), an Employee’s Period of Service shall be deemed to include the following Periods of Severance:

(A) Any Period of Severance resulting from an Employee’s quit, discharge or retirement if the employee performs an Hour of Service, under paragraph (b)(1)(A) above, for the Employer within 12 months from the Severance from Service Date; and

(B) The portion of a Period of Severance, resulting from a reason other than quit, discharge or retirement, between the date the Employee does in fact quit, is discharged or retires and the date he again performs an Hour of Service, under paragraph (b)(1)(A) above, for the Employer, provided that such Hour of Service is performed within 12 months of the date on which the Employee was first absent from service.

(3) Other Service Counted.  An Employee’s Years of Service also shall include years, measured on the same elapsed time basis as described in paragraphs (1) and (2) above, during which such Employee was:

(A) Employed by the Employer in a category of employees excluded from the Plan;

(B) Employed by an employer which is a member of a controlled group of corporations (as defined in Code Section 1563(a) without regard to subsections (a)(4) and (e)(3)(C)) including the Employer, by an employer which is a trade or business under common control (as defined in Code Section 414(b) or (c)) with the Employer, or by an employer which is a member of an affiliated service group (as defined in Code Section 414(m)(2) and (5)) including the Employer;

(C) A leased employee (as defined in Code Section 414(n)(2)) who performed services for the Employer, to the extent provided by Code Section 414(n) and the related regulations;

(D) Employed by a predecessor employer of the Employer, the plan of which predecessor is the Plan maintained by the Employer;

(E) Employed by a predecessor employer of the Employer, even though the Plan is not the plan maintained by the predecessor employer, but only if service with such predecessor employer is required to be included in the individual’s Years of Service by regulations under Code Section 414(a)(2);

(F) On a leave of absence with the prior written consent of the Employer, provided that the Employee returns at or prior to the expiration of such leave; and

(G) Absent for military leave pursuant to Section 7.06.

(4) Service Excluded. Notwithstanding paragraphs (1), (2) and (3) above, an Employee’s Years of Service shall not include:

(A) Years of Service disregarded under the Break in Service rules of paragraph (d) below; and

(B) Years of Service prior to the date the Plan, or a predecessor of the Plan, was first adopted by his Employer (as set forth in the Appendices), or January 1 of the calendar year in which the first allocation of Company contributions is made to the Employee’s Account under the Plan.

(d) Break in Service Rules.  A “Break in Service” means a 12‑month Period of Severance.  Provided, however, that an Employee who is on leave of absence authorized in writing in advance by the Employer, in accordance with the Employer’s employment policies (which shall be interpreted to be applied uniformly to all Employees for the purposes of the Plan), and who returns at or prior to the expiration of such leave, shall not be considered as having incurred a Break in Service. Provided further, that in the case of an Employee who is absent from work for maternity or paternity reasons, the 12‑consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a Break in Service.  For this purpose, an absence from work for maternity or paternity reasons means an absence:

(1) By reason of the pregnancy of the Employee;

(2) By reason of the birth of a child of the Employee;

(3) By reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee; or

(4) For purposes of caring for such child for a period beginning immediately following such birth or placement.

(e)	Effects of Separation from Employment.

(1) Participation.

(A) An Employee who separates from employment, but who returns before incurring a Break in Service, shall not have his eligibility for continued participation affected, or if he has not satisfied the Plan’s eligibility requirements as of his date of separation, the determination of when he has satisfied such requirements and the date on which he is to commence participation shall not be affected; provided, in the case of a Participant whose participation in the Plan has terminated during the period of his separation due to a distribution of the entire nonforfeitable balance of his Account, participation shall resume on the first date he is credited with an Hour of Service following the separation.

(B) If an Employee who incurs a Break in Service was not a Participant in the Plan prior to the break, or if his participation in the Plan has terminated pursuant to Article 2, participation shall commence or resume, as the case may be, on the first date that the Employee is credited with an Hour of Service following the Break in Service, provided that the Employee then meets the eligibility requirements of Article 2; otherwise, participation shall commence or resume, as the case may be, as if the individual were a new Employee.  An Employee whose participation does not terminate pursuant to the Plan shall continue as a Participant in the Plan during and after a Break in Service.

(2) Years of Service. An Employee shall not lose Years of Service credit in any of the following situations:

(A) The Employee temporarily separates from employment but returns before incurring a Break in Service;

(B) The Employee incurs a Break in Service but the break is not accompanied by an actual separation from employment;

(C) The Employee incurs one or more Breaks in Service but at the time had a nonforfeitable right to part or all of the portion of his Account attributable to Employer contributions (including for this purpose, any Employee before-tax contributions but excluding rollovers);

(D) The Employee incurs fewer than five consecutive one‑year Breaks in Service; or

(E) The number of consecutive one‑year Breaks in Service incurred by the Employee is less than his number of Years of Service prior to the break (without regard to Years of Service disregarded by the rule immediately below).

Years of Service prior to a Break in Service shall be disregarded only if the Employee had no nonforfeitable right to the portion of his Account attributable to Employer contributions (including for this purpose, any Employee before-tax contributions but excluding rollovers) and his number of consecutive one‑year Breaks in Service equals or exceeds the greater of five years or the Employee’s number of Years of Service at the time of the break (not taking into account any Years of Service disregarded under a previous application of this rule).

(3) Forfeitures. The forfeitable portion of a Participant’s Account, if any, shall be forfeited and returned to the Fund in accordance with the rules of this paragraph.

(A) If the nonforfeitable balance of the Participant’s Account is distributed in a single lump sum payment no later than the close of the Plan Year following the Plan Year in which participation in the Plan terminates, the forfeiture shall occur as of the Accounting Date the Account is valued for distribution pursuant to Article 6.

(B) If the nonforfeitable balance of the Participant’s Account exceeds $1,000, and if the Participant refuses to consent to payment of this amount prior to his attainment of Normal Retirement Age, the forfeiture shall occur no later than the last day of the Plan Year following the Plan Year in which his participation terminates.

(C) If a Participant incurs a Break in Service at a time when he has no nonforfeitable right to any portion of his Account attributable to Employer contributions (including for this purpose, any Employee before-tax contributions but excluding rollovers), a forfeiture of his entire Account balance derived from Employer contributions shall occur no later than the last day of the Plan Year in which the Participant first incurs a Break in Service.

Any amount previously forfeited from a Participant’s Account pursuant to part (A), (B) or (C) above shall be restored in full to that Participant’s Account as of the last day of the first Plan Year (after the Participant’s Break in Service or other separation from employment) in which he is credited with sufficient Hours of Service so as not to incur a Break in Service.  Provided, that no forfeiture shall be restored to the Account of a Participant who has incurred five or more consecutive one‑year Breaks in Service or who fails to make repayment of his prior distribution made pursuant to the rules below.  Any amount so restored shall be derived first from forfeitures for that year, and then from Employer contributions for the year or succeeding years, if necessary.

(4) Repayments.  A Participant who has received a distribution of less than the full balance of his Account, and who returns to employment covered by the Plan prior to incurring five consecutive one‑year Breaks in Service, may elect to repay to the Fund the full amount distributed, provided that such repayment is made prior to the earlier of:

(A) Five years after the date he resumes employment with the Employer; or

(B) The last day of the Plan Year in which he incurs the fifth consecutive one‑year Break in Service after receiving a distribution of less than the full balance of his Account.  Any amount so repaid shall be aggregated in the Participant’s Account with any forfeiture restored pursuant to paragraph (3) above.

(5) Nonforfeitable Percentage. Except in the case of a Participant:

(A) Whose nonforfeitable percentage was 100% pursuant to Article 5;

(B) Who had no prior Account balance; or

(C) Who had a prior Account balance that was disbursed and who now is not entitled to make a repayment or to have a previous forfeiture restored, there shall be created, for each Participant who incurs a Break in Service or who receives a distribution (regardless of a Break in Service), two sub‑accounts within his Account.  These sub‑accounts shall separate any additions to the Account made after the Break in Service (or after the distribution) from the previous balance.  The Participant’s nonforfeitable percentage shall be determined separately for these sub‑accounts, in accordance with the following rules:

(i) Years of Service earned by the Participant subsequent to any Breaks in Service of less than five consecutive years shall be credited for purposes of determining the nonforfeitable percentage of the Participant’s pre‑Break sub‑account;

(ii) Years of Service earned by the Participant subsequent to any five consecutive one‑year Breaks in Service shall be disregarded for purposes of determining the nonforfeitable percentage of the Participant’s pre‑Break sub‑account;

(iii) Years of Service earned by the Participant subsequent to the Break in Service, plus any Years of Service earned prior to the Break in Service which are retained pursuant to paragraph (2) above, shall be used for purposes of determining the nonforfeitable percentage of the Participant’s post‑Break sub‑account; and

(iv) Until a Participant entitled to make a repayment pursuant to paragraph (4) above makes the full repayment, or in any case for a Participant who fails or is ineligible to make a repayment, the Participant’s nonforfeitable interest in his pre‑Break sub‑account (or initial sub‑account, where there has been a distribution but no Break in Service) shall be equal to an amount, V, determined by the formula:

V = P[AB +(R*D1)]-(R*D2), where:

P is the vested percentage at the relevant time;

AB is the Participant’s pre‑Break (or initial) sub‑account balance at the relevant time;

D1 is the amount of prior distributions, forfeitures, and net outstanding loan amounts;

D2 is the amount of prior distributions and net outstanding loan amounts; and

R is the ratio of the account balance at the relevant time to the account balance immediately after the prior distribution.

(6) Deemed Cash‑Out.  Any individual whose employment with the Employer has terminated prior to that individual obtaining any nonforfeitable interest in a benefit under the Plan shall be treated as having been cashed‑out of the Plan on the date of his termination of employment, and his status as a Participant in the Plan shall cease as of that date, subject to his right to again commence participation if he returns to employment, as otherwise provided by the Plan.

Section 7.02    Transfers and Changes in Employment Status.

(a) Changes in Employment Status.  As provided in Article 2, union Employees (unless meeting the specific provisions of Article 2) and nonresident alien Employees with no U.S. compensation are excluded from participation in the Plan.  However, an Employee who is transferred to a position allowing him to be an eligible Employee (“covered employment”) or who ceases to be a nonresident alien with no U.S. compensation, may become a Participant, provided that the Employee meets the other requirements for participation under Section 2.01.  Participation shall commence as provided in Article 2.  In no event though, shall the Employee’s compensation while employed in other than covered employment, or while a nonresident alien with no U.S. compensation, be used in determining his allocations in any Plan Year under Article 4.  In the case of a Participant’s transfer to non-covered employment, or for a Participant who becomes a nonresident alien with no U.S. compensation, his Account shall be valued and frozen (except for allocation of subsequent earnings, gains, losses and expenses) as of the date of the last contribution to his Account for the period containing the date on which his status changes, but he shall not be entitled to any distribution of his Account under Article 6 until his date of retirement, disability, death, or other termination of employment with the Employer and all Related Entities, after which date distribution may be made in accordance with the provisions of the Plan as they would otherwise apply to a Participant or his Beneficiary.

(b) Transfers between Entities.

(1) Any subsidiary, direct or indirect, of the Company, any brother‑sister corporation, or any division, with the approval of the Plan Administrator, and by resolution of such other entity’s board of directors (or other authority in the case of an unincorporated entity), may adopt the Plan and the trust created under the Plan.

(2) Employees from time to time may transfer or may be transferred to entities related to the Company or may transfer or be transferred from such entities.  Such Employees are referred to herein as “transferred Employees.” The status of any such transferred Employee under this Plan or under the Plan as adopted by a subsidiary pursuant to paragraph (b)(1) of this section shall be determined in accordance with the following rules:

(A) A transferred Employee shall become a Participant in the Plan upon his satisfaction of the Plan’s eligibility and participation requirements and any eligibility and participation requirements set forth in the Appendices of the entity to which he is transferred.  A transferred Employee’s participation in the Plan shall cease, and his Account in the Plan shall be distributed, only upon occurrence of the events prescribed in the Plan, but considering for such purpose that the Company and all Related Entities are a single employer.

(B) For purposes of determining the amount of any Employer’s matching contribution under Article 3 of the Plan, a transferred Employee’s before‑tax contributions shall be limited to his before‑tax contributions made while employed by that Employer, and for purposes of any other contribution allocations to his Account, his compensation shall be restricted to the compensation for the Plan Year from the Employer making the contribution.

(C) In no event shall any of the foregoing provisions be interpreted in such a way as to result in the duplication of benefits for any transferred Employee under this Plan or any other plan maintained by an Employer.

Section 7.03    Limitations on Annual Allocations to Accounts.

(a) Single Plan.  Notwithstanding any provision of the Plan to the contrary, the total additions made to the Account of any Participant in any limitation year shall not exceed the lesser of (1) 100% of the Participant’s compensation for such limitation year, or (2) $53,000, except that, such $53,000 limitation shall be adjusted automatically, without the necessity of a specific Plan amendment, effective as of the first day of the limitation year ending within each calendar year after 2015 for which the Secretary of the Treasury has increased this dollar limitation to reflect cost-of-living adjustments in accordance with Code Section 415(d) and the related regulations.  The compensation limit referred to in part (1) above shall not apply to any contribution for medical benefits after severance from service (within the meaning of Code Sections 401(h) or 419A(f)(2)) which otherwise is treated as an annual addition.

(b) Special Definitions. For purposes of this section, the following terms have the meanings indicated:

(1)	“Total additions” means, with respect to each limitation year, the sum of:

(A) Employer contributions allocated to the Participant’s Account (including Employee before-tax contributions made under Sections 2.04 and Section 3.03);

(B) Forfeitures (if any) allocated to the Participant’s Account;

(C) The total of the Participant’s Employee after-tax contributions, if any, for the limitation year; and

(D) Any amounts allocated to an individual medical account, as defined in Code Section 415(1)(2), which is part of any pension or annuity plan maintained by the Employer, and amounts derived from contributions which are attributable to postretirement benefits allocated to the separate account of a key employee (as defined in Section 7.04) under a welfare benefit fund, as defined in Code Section 419(e), maintained by the Employer.

Provided, however, total additions shall not include:

(E) Any restorative payment, which is a payment made to restore losses to the Plan resulting from actions by a fiduciary for which there is reasonable risk of liability for breach of a fiduciary duty under ERISA or under other applicable federal or state law, and where Participants who are similarly situated are treated similarly with respect to the payments.  Generally, payments are restorative payments only if the payments are made in order to restore some or all of the Plan’s losses due to an action (or a failure to act) that creates a reasonable risk of liability for such a breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan).  Such payments include payments to the Plan made pursuant to a Department of Labor order, the Department of Labor’s Voluntary Fiduciary Correction Program, or a court-approved settlement, to restore losses to Plan on account of the breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan).  Payments made to the Plan to make up for losses due merely to market fluctuations and other payments that are not made on account of a reasonable risk of liability for breach of a fiduciary duty under ERISA are not restorative payments and generally constitute contributions that are considered total additions;

(F) A direct transfer of a benefit or employee contributions from a qualified plan to this Plan;

(G) Rollover contributions (as described in Code Sections 401(a)(31), 402(c)(l), 403(a)(4), 403(b)(8), 408(d)(3), and 457(e)(16));

(H) Repayments of loans made to the Plan by a Participant; and

(I) Repayments of amounts described in Code Section 411(a)(7)(B) (in accordance with Code Sections 411(a)(7)(C)) and 411(a)(3)(D), as well as Employer restorations of benefits that are required pursuant to such repayments.

(2) “Limitation year” means the Plan Year.  The limitation year may be changed only by a Plan amendment.  If the Plan is terminated effective as of a date other than the last day of the limitation year, then the Plan is treated as if the Plan had been amended to change its limitation year.

(3) “Compensation” means, with respect to each limitation year, an Employee’s wages as defined in Code Section 3121(a) but without regard to the limitation imposed by Code Section 3121(a)(1).   Provided, however, that compensation shall be increased for any year by the following types of compensation paid after a Participant’s severance from service with the Employer (or any other entity that is treated as the Employer pursuant to Code Section 414(b), (c), (m) or (o)), but  only to the extent such amounts are paid by the later of 2½ months after the Participant’s severance from service or by the end of the year that includes the date of such severance from service:

(A) Regular pay after severance of service if the payment is regular compensation for services during the Participant’s regular working hours, or compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses or other similar payments; and the payment would have been paid to the Participant prior to a severance from service if the Participant had continued in service with the Employer;

(B) Leave cash-outs if those amounts would have been included in the definition of compensation if they were paid prior to the Participant’s severance from service, and the amounts are payment for unused accrued bona fide sick, vacation or other leave, but only if the Participant would have been able to use the leave if employment had continued; and

(C) Deferred compensation if it would have been included in the definition of compensation had it been paid prior to the Participant’s severance from service, and the compensation is received pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid at the same time if the Participant had continued in employment with the Employer and only to the extent that the payment is currently includible in the Participant’s gross income.

Notwithstanding the foregoing, compensation shall not include:

(D) Payments to an individual who does not currently perform services for the Employer by reason of qualified military service (as that term is used in Code Section 414(u)(1)) to the extent those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service;

(E) Amounts paid to a Participant who is permanently and totally disabled (as defined in Code Section 22(e)(3));

(F) Amounts earned but not paid during the year solely because of the timing of pay periods and pay dates; and

(G) Any amount for the year in excess of $265,000 (or such other cost-of-living adjusted amount as is set by the Secretary of Treasury in accordance with Code Section 401(a)(17)(B) for years beginning after 2015); for any period of less than 12 months, the annual limit of this part (G) shall be an amount equal to the limit for the calendar year in which the period begins multiplied by the ratio obtained by dividing the number of full months in the short period by 12.

Any other payment of compensation paid after severance from service that is not described in parts (A) to (C) above is not considered compensation, even if payment is made within the foregoing time period.

(4) “Employee contributions” means any after-tax amounts previously contributed to the Plan by a Participant as described in Section 3.05 or to any other plan, if any, and excludes Employee before-tax contributions under Section 3.03 and rollover contributions made pursuant to Section 3.06.

(5) “Employer contributions” means before-tax Employee contributions made under Section 3.03 or any other plan or matching contributions made to a plan by the Employer under Section 3.04 and Company profit sharing contributions made pursuant to Section 3.01.

(c) Aggregation. In applying the limitations of this section, all defined contribution plans (without regard to whether a plan has been terminated) ever maintained by the Employer (or a predecessor employer) and under which the Participant receives total additions are treated as one defined contribution plan. For purposes of this section, the “Employer” includes not only the Employer that adopts this Plan but also all members of a controlled group or an affiliated service group that includes the Employer (within the meaning of Code Section 414(b), (c), (m) or (o)), except that for purposes hereof the determination shall be made by applying Code Section 415(h), and shall take into account tax-exempt organizations under Treasury Regulation Section 1.414(c)-5, as modified by Treasury Regulation Section 1.415(a)-l(f)(l).  A former Employer is a “predecessor employer” with respect to a Participant in a plan maintained by an Employer if the Employer maintains a plan under which the Participant had accrued a benefit while performing services for the former Employer, but only if that benefit is provided under the plan maintained by the Employer.   For this purpose, the formerly affiliated plan rules in Treasury Regulation Section 1.415(f)-1(b)(2) apply as if the Employer and predecessor Employer constituted a single employer under the rules described in Treasury Regulation Sections 1.415(a)-1(f)(1) and (2) immediately prior to the cessation of affiliation (and as if they constituted two, unrelated employers under the rules described in Treasury Regulation Sections 1.415(a)-1(f)(1) and (2) immediately after the cessation of affiliation) and cessation of affiliation was the event giving rise to the predecessor employer relationship, such as a transfer of benefits or plan sponsorship.  With respect to an employer of a Participant, a former entity that antedates the Employer is a “predecessor employer” with respect to the Participant if, under the facts and circumstances, the employer constitutes a continuation of all or a portion of the trade or business of the former entity.  For purposes of aggregating plans for Code Section 415, a “formerly affiliated plan” of the Employer is taken into account for purposes of applying the limitations of this section, but the formerly affiliated plan is treated as if it had terminated immediately prior to the “cessation of affiliation.”  A “formerly affiliated plan” of the Employer is a plan that, immediately prior to the cessation of affiliation, was actually maintained by one or more of the entities that constitute the Employer (as determined under the employer affiliation rules described in Treasury Regulation Sections 1.415(a)-l(f)(1) and (2)), and immediately after the cessation of affiliation, is not actually maintained by any of the entities that constitute the Employer (as determined under the employer affiliation rules described in Treasury Regulation Sections 1.415(a)-1(f)(1) and (2)). A “cessation of affiliation” means the event that causes an entity no longer to be aggregated with one or more other entities as a single employer under the employer affiliation rules described in Treasury Regulation Sections 1.415(a)-1(f)(1) and (2) (such as the sale of a subsidiary outside a controlled group), or that causes a plan not actually to be maintained by any of the entities that constitutes the Employer under the employer affiliation rules of Treasury Regulation Sections 1.415(a)-l(f)(l) and (2) (such as a transfer of plan sponsorship outside of a controlled group).  Two or more defined contribution plans that are not required to be aggregated pursuant to Code Section 415(f) and the related final regulations as of the first day of a limitation year do not fail to satisfy the requirements of Code Section 415 with respect to a Participant for the limitation year merely because they are aggregated later in that limitation year, provided that no total additions are credited to the Participant’s Account after the date on which the plans are required to be aggregated.

(d) Employee Leasing.  In the event the Employer is provided with services by leased employees (within the meaning of Code Section 414(n) and Section 7.05), then for purposes of this section, the leased employees shall be treated as Participants in the Plan and contributions or benefits provided by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer as permitted under Code Section 414 and related regulations.

(e) Excess Total Additions. If the total additions are exceeded for any Participant, then the Plan may correct such excess only in accordance with the Employee Plans Compliance Resolution System (“EPCRS”) as set forth in Rev. Proc. 2006-27 or any superseding guidance, including, but not limited to, the preamble of the final Treasury Regulations under Code Section 415.

(f) Notice to Participants. The Employer shall advise affected Participants of any adjustments to their Accounts required by the limitations under this section.

Section 7.04    Top‑Heavy Plan Rules‑.

(a) General Rule. If, for any Plan Year, the Plan is a top-heavy plan as determined under paragraph (b), then the requirements in paragraph (c) apply to the extent indicated by that paragraph.

(b) Top-Heavy Test. The Plan’s status as a top-heavy plan for any Plan Year is determined in accordance with the following five step procedure:

(1) Required Plan Aggregation.  First, there shall be aggregated with this Plan (A) each plan of the employer in which a key employee is a participant, (B) each other plan of the employer which enables a plan described in part (A) to meet the requirements of Code Section 401(a)(4) or Code Section 410 and (C) each plan described in part (A) or (B) which was terminated during the five consecutive Plan Year period ending with the determination date.

(2) Key Employee Sum.  Second, there shall be computed, as of the determination date, the sum of the account balances of all key employees under this Plan and all defined contribution plans (including any simplified employee pension as defined in Code Section 408(k)) required to be aggregated under part (1), and the present values of the cumulative accrued benefits of all key employees under all defined benefit plans required to be aggregated under part (1).  For purposes of this computation, account balance means the account balance as of the most recent valuation date occurring within a 12-month period ending on the determination date, plus an adjustment for contributions due as of the determination date.  In the case of a profit sharing plan or other plan not subject to the minimum funding requirements of Code Section 412, the adjustment is the amount of any contributions actually made after the valuation date but on or before the determination date, except that in the first plan year, the adjustment shall include any contributions made after the determination date that are allocated as of a date within the first plan year.  In the case of a money purchase pension plan or other plan subject to the minimum funding requirements of Code Section 412, the adjustment is the amount of any contributions that would be allocated as of a date not later than the determination date, even though such amount is not yet required to be contributed, plus the amount of any contribution actually made (or due to be made) after the valuation date but before the expiration of the extended payment period under Code Section 412(c)(10).  Also for purposes of this computation, the present value of a cumulative accrued benefit shall be determined as of the most recent valuation date occurring within a 12-month period ending on the determination date with the accrued benefit for a current Participant determined as if the individual had terminated employment as of such valuation date, except that in the first plan year of a defined benefit plan, the accrued benefit of a current Participant must be determined as if the individual had terminated employment as of the last day of the plan year.  Finally, for purposes of this computation: (A) there shall be included in the sum any distributions (other than rollover amounts or plan-to-plan transfers not initiated by the employee or made to another plan maintained by the Employer) made to an employee from this Plan or from another plan required to be aggregated under part (1), including a distribution made from a terminated plan which, if it had not been terminated, would have been required to be aggregated under part (1), within the 1-year period ending on the determination date, or within a 5-year period in the case of a distribution made for any reason other than severance from employment, death or disability; (B) there shall be excluded from the sum any rollover contribution and any plan-to-plan transfer initiated by the employee and accepted by this Plan, or by any other plan required to be aggregated under part (1), from a plan other than one maintained by the employer; (C) there shall be excluded from the sum the account balance and present value of the accrued benefit of any employee who formerly was a key employee but who is not a key employee for the year ending on the determination date; and (D) there shall be excluded from the sum the account balance and the present value of the accrued benefit of any individual who has not performed service for the employer at any time during the 1-year period ending on the determination date.

(3) All Employee Sum.  Third, under the same procedures as set forth in part (2) above, including the rules in parts (A), (B), (C) and (D), there shall be computed the sum of account balances and present values of accrued benefits for all employees.

(4) Top-Heavy Test Fraction.  Fourth, the sum computed in part (2) shall be divided by the sum computed in part (3), and if the resulting fraction is 0.60 or less, neither the Plan nor any plan required to be aggregated under part (1) is a top-heavy plan for the Plan Year.  If the fraction is greater than 0.60, both the Plan and any plan required to be aggregated under part (1) are top-heavy plans for the Plan Year, unless after the permissive plan aggregation described in part (5) below, the recomputed fraction is 0.60 or less.

(5) Permissive Plan Aggregation.  At the election of the Plan Administrator, plans of the Employer, other than those required to be aggregated under part (1), but which provide contributions or benefits comparable to this Plan, may be aggregated with this Plan and the plans required to be aggregated under part (1), provided that such aggregated group would meet the requirements of Code Sections 401(a)(4) and 410.  Steps in parts (2) through (4) above then may be repeated, based on this permissively aggregated group, and if the top-heavy test fraction computed in part (4) is 0.60 or less for this group, then neither the Plan nor any plan required to be aggregated under part (1) is a top-heavy plan for the Plan Year; however, if the top-heavy test fraction computed in part (4) is still greater than 0.60, then both the Plan and any plan required to be aggregated under part (1) will be top-heavy plans for the Plan Year, but no plan which is permissively aggregated under this part (5) will be deemed top-heavy for such reason.

(c) Superseding Rules.  For each Plan Year that the Plan is a top-heavy plan, the requirements in part (1) below shall supersede any other provisions of the Plan which otherwise would apply for that Plan Year.    In addition, for any Plan Year that the Plan is a top-heavy plan, the vesting schedule in part (2) below shall supersede the Plan’s regular vesting schedule, but only to the extent it provides a greater vested percentage for any level of Years of Service than the Plan’s regular vesting schedule, and only with respect to employees who have at least one Hour of Service after the Plan becomes top-heavy; if and when the Plan ceases to be a top-heavy plan, the Plan’s regular vesting schedule shall again apply (without regard to the schedule in part (2) below) as of the first day of the Plan Year after the last Plan Year for which the Plan is a top-heavy plan, but subject to all Plan rules that apply in the case of amendments to the vesting schedule.

(1) Minimum Contributions or Benefits for Non-Key Employees.  Employer contributions and forfeitures allocated on behalf of each non-key employee Participant (A) who has not separated from employment with the Employer at the end of the Plan Year, (B) who is eligible for an allocation of Employer contributions under the Plan (without regard to any requirements for a minimum number of hours of service during the Plan Year, mandatory or voluntary contributions, or compensation for the Plan Year in excess of a stated amount), and (C) who does not participate in a defined benefit plan of the Employer, shall be equal to at least (i) multiplied by (ii), where --

(i) Is equal to 3 percent, or if less, the maximum amount of Employer contributions and forfeitures, expressed as a percentage of compensation, allocated on behalf of any key employee Participant for the Plan Year, and

(ii) Is equal to the non-key employee Participant’s compensation for the Plan Year.

For purposes of this rule, Employer contributions and forfeitures allocated under any other defined contribution plan of the Employer, in which any key employee participates or which enables another defined contribution plan to meet the requirements of Code Section 401(a)(4) or Code Section 410, shall be considered contributions and forfeitures allocated under this Plan.  In the case of any non-key employee Participant who is also a participant in any defined benefit plan of the Employer, the foregoing provisions of this part (2) shall be applied, but with 5 percent substituted for 3 percent; for non-key employees who participate in both this Plan and a defined benefit plan of the Employer, the foregoing provisions of this part (2) shall be inapplicable, provided that each non-key employee eligible to participate in this Plan has, at any time, a minimum accrued benefit under the defined benefit plan, expressed as a life annuity commencing at normal retirement age, equal to at least the product of (i) the employee’s average compensation for the five consecutive years when the employee had the highest aggregate compensation from the Employer and (ii) the lesser of 2 percent per year of service or 20 percent.  For purposes of computing the product in the foregoing sentence, compensation in years after the close of the last Plan Year in which the Plan is top-heavy shall be disregarded and similarly, years of service shall exclude years of service when the Plan was not top-heavy (for any Plan Year ending during such year of service).  Although accruals of Employer derived benefits, whether or not attributable to years for which the Plan is top-heavy, may be used to satisfy the defined benefit plan minimum, all accrued benefits attributable to employee contributions shall be ignored.  Furthermore, elective contributions under Code Section 401(k) made by key employees shall be taken into account for purposes of computing the required minimum contribution on behalf of non-key employees, but no elective contributions made by non-key employees shall be considered Employer contributions for purposes of satisfying the minimum contribution or benefit requirements of this section.  Employer matching contributions under the Plan or any other plan of the Employer used to satisfy the minimum contribution requirements shall be taken into account for purposes of satisfying the minimum contribution requirements of this part (1).  Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).

(2) Accelerated Vesting. A Participant’s vested percentage of any Employer Contribution Account shall be determined in accordance with the following vesting schedule:

Years of Service	Vested Percentage

less than 2 years	0%
2 years	20%
3 years	40%
4 years	60%
5 years	80%
6 or more years	100%

(d) Special Definitions. For purposes of this section, the following terms have the meanings indicated:

(1) “Compensation” means compensation as defined in Section 7.03(b)(3).

(2) “Determination date” means, with respect to any Plan Year, the last day of the preceding Plan Year, except that in the case of the first Plan Year, the determination date shall be the last day of that Plan Year.  Where one or more plans are required or permitted to be aggregated with this Plan, and where all plan years do not coincide, the key employee and all employee sums in paragraph (b) above each shall be determined separately for each plan on the respective determination dates, and the results shall then be combined for the determination dates falling within the same calendar year.

(3) “Employee” means an Employee who is or once was a Participant, or would have been a Participant but for his failure, after meeting the Plan’s initial eligibility requirements, to complete some minimum number of hours of service in any Plan Year, if required, to make mandatory employee contributions, if required, or to receive compensation in excess of a stated amount, and any Beneficiary of such an Employee who is deceased.

(4) “Employer” means the Employer, as well as any member of a group of employers constituting (1) a controlled group of corporations (within the meaning of Code Section 414(b) as modified by Code Section 415(h)), (2) trades or businesses, whether or not incorporated, under common control (within the meaning of Code Section 414(c) as modified by Code Section 415(h)) or (3) an affiliated service group (as defined in Code Section 414(m)).

(5) “Key employee” means each employee who at the time during the Plan Year that includes the determination date was (A) an officer of the employer having annual compensation greater than $170,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2015), (B) a 5-percent owner of the employer, (C) a 1-percent owner of the employer having annual compensation of more than $150,000 or (D) a Beneficiary of any of the foregoing who is deceased.  For purposes of (A) no more than 50 employees, or if less, 10 percent of the employer’s number of employees, but not fewer than 3, shall be treated as officers.  The terms 5-percent owner and 1-persent owner shall have the meanings set forth in Code Section 416(i)(1)(B).

(6) “Non-key employee” means an employee who is not a key employee or any Beneficiary of such an employee who is deceased.

(7) “Valuation date” means the last day of the plan year in the case of any defined contribution plan, including this Plan, and the date used for computing plan costs for minimum funding in the case of any defined benefit plan.

(e) Anti-Cutback Rule.  Notwithstanding the foregoing rules of this section, in no event shall any changes in the Plan’s benefit structure, including its vesting provisions, that result from a change in the Plan’s top-heavy status, cause the Account balance or accrued benefit of any Participant to be reduced in violation of Code Section 411.  In addition, in the case of any changes in the vesting provisions of the Plan, each Participant (1) who has completed at least three Years of Service and (2) whose nonforfeitable rights are adversely affected by the change, may elect, during the election period, to have his nonforfeitable rights determined without regard to such change.  The election period shall begin on the date the change is adopted or becomes effective, whichever is earlier, and end on the latest of (A) the date which is sixty days after the day the change is adopted, (B) the date which is sixty days after the day the change becomes effective or (C) the date which is sixty days after the day the Participant is issued written notice of the change.

Section 7.05    Leased Employees.

(a) General Rule.  Although any leased employee of the Employer generally shall be excluded from participation in the Plan and shall not be entitled to make or be allocated any contributions under the Plan, the leased employee shall be counted as an Employee for the purposes required by Code Section 414(n).

(b) Exception.  If by reason of counting such leased employee as an Employee for purposes required by Code Section 414(n), and after taking into account contributions and benefits provided by the leasing organization as described in this paragraph, the Plan fails to meet the requirements of Code Section 401(a) or 410(b), then the leased employee will be eligible to participate in the Plan as if he were an Employee.  In such event, Years of Service for purposes of the Plan for the leased employee will be calculated in accordance with the rules set forth in Code Section 414 and related regulations.  In all events, for purposes of this section, contributions to or benefits provided by any qualified plan maintained by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer.

(c) Exception to the Exception.  Notwithstanding paragraph (b) of this section, any leased employee will not be eligible to participate in the Plan and will be treated under the general rule in paragraph (a) if such employee is covered by a pension plan maintained by the leasing organization that meets the requirements of this paragraph and all leased employees constitute 20 percent or less of the Employer’s non-highly compensated work force.  A pension plan meets the requirements of this paragraph if it is a money purchase pension plan providing (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, (2) full and immediate vesting and (3) immediate participation for each employee of the leasing organization (other than employees who perform substantially all of their services for the leasing organization and individuals whose compensation from the leasing organization during the plan year and the three immediately preceding plan years is less than $1,000 per year).

(d) Recordkeeping Relief.  If the Employer does not maintain any top-heavy plans within the meaning of Code Section 416(g) and uses the services of leased employees only for an insignificant percentage of its total workload, then the Employer shall be exempt from the employee leasing recordkeeping requirements in accordance with regulations prescribed by the Secretary of Treasury.

(e) Multiple Employers.  In the event that the Employer is a member of a group of employers constituting (1) a controlled group of corporations (within the meaning of Code Section 414(b)), (2) trades or businesses, whether or not incorporated, under common control

(within the meaning of Code Section 414(c)), (3) an affiliated service group (as defined in Code Section 414(m)), or (4) any other group of entities required to be aggregated as prescribed by regulations under Code Section 414(o), then the rules of this section shall be applied by treating all leased employees of such other employers as leased employees of the Employer.

(f) Special Definitions. For purposes of this section, the following terms have the meanings indicated:

(1) “Compensation” means the compensation of the leased employee from the leasing organization for the entire year, as described in Code Section 415(d)(3) and the related regulations, except that such term shall include amounts excluded from gross income under Code Section 402(e)(3) or 402(h)(1)(B), amounts which could have been received in cash but for an election under a Code Section 125 cafeteria plan and amounts contributed to a Code Section 403(b) annuity contract pursuant to a salary reduction agreement within the meaning of Code Section 3121(a)(5)(D).

(2) “Leased employee” means any person (other than an Employee) who has performed services for the Employer (or for the Employer and related entities determined in accordance with Code Section 414(n)(6)(A)) on a substantially full time basis for a period of at least one year pursuant to an agreement between the Employer and a leasing organization and such services are performed under the primary direction or control of the Employer.

(3) “Leasing organization” means a person or other entity, other than the Employer, providing leased employees by agreement with the Employer.

(4) “Non-highly compensated work force” means the aggregate number of individuals who are not highly compensated employees of the Employer (determined in accordance with Code Section 414(q)) and who either are (A) employees of the Employer (without regard to paragraph (a) of this section) having performed services for the Employer (or for the Employer and related entities determined in accordance with Code Section 414(n)(6)(A)) on a substantially full time basis for a period of at least one year or (B) leased employees.

Section 7.06    Impact of Qualified Military Service.

(a) In General.  The provisions of this section shall supersede any contrary provisions of the Plan.  With respect to any Participant who leaves employment with the Employer (i.e., the Company or any Related Entity that has adopted the Plan) for qualified military service, the Plan shall comply with –

(1) The minimum requirements applicable to defined contribution retirement plans prescribed by:

(A) The Uniformed Services Employment and Reemployment Rights Act of 1994 (“USERRA”), as set forth in paragraph (b) of this section; and

(B) The Heroes Earnings Assistance and Relief Tax Act of 2008 (“HEART Act”), including related guidance contained in IRS Notice 2010-15, as set forth in paragraph (c) of this section; and

(2) The permissive provisions of USERRA and the HEART Act that the Company has adopted, but only to the extent, and effective as of such dates, as specifically described in paragraph (d) of this section.

(b) Mandatory USERRA Provisions.

(1) No Break in Service.  For purposes of Section 7.01, a Participant who incurs a break in service because of a period of qualified military service, but who has reemployment rights under USERRA, and who returns to employment with the Employer within such time as required by those rights, shall be treated for purposes of the Plan as not having incurred a break in service by reason of such Participant’s period of qualified military service.

(2) Service for Vesting. With respect to the portion of a Participant’s Account that is subject to forfeiture, if any, each period of qualified military service served by a Participant, upon the Participant’s reemployment by the Employer pursuant to USERRA, shall be counted in the determination of the Participant’s years of service with the Employer for the purpose of determining the Participant’s nonforfeitable right to the balance of his Account under the Plan.

(3) Treatment of Certain Contributions.  If any contribution is made by the Employer with respect to a Participant and if such contribution is required by reason of such Participant’s rights under USERRA resulting from qualified military service, then:

(A) Such contribution shall not be subject to any otherwise applicable limitations contained in Code Section 404(a) or 415 and shall not be taken into account in applying such limitations to other contributions or benefits under the Plan or any other plan with respect to the year in which the contribution is made, but instead such contribution shall be subject to the foregoing limitations with respect to the year to which the contribution relates (in accordance with rules prescribed by the Secretary); and

(B) The Plan shall not be treated as failing to meet the requirements of Code Section 401(a)(4), 401(a)(26), 410(b) or 416 by reason of the making of (or the right to make) such contribution.

(c) Mandatory HEART Act Provisions.

(1) Death during Qualified Military Service. A Participant who is on leave from employment for qualified military service and who has reemployment rights under USERRA, but who dies during qualified military service, shall be considered as having returned to employment with the Employer the day prior to his date of death for purposes of determining the nonforfeitable rights in his Account, and the Participant’s entire

Account balance will be considered fully vested, even if the Participant had not previously earned sufficient Years of Service under the Plan to become fully vested.

(2) Deemed Contributions.  For purposes of Employer contributions that are contingent on a Participant’s making 401(k) elective deferrals, Roth contributions or after-tax contributions, a Participant who dies during qualified military service shall be deemed to have made those contributions during his period of qualified military service at the average rate he made those contributions for the 12 months prior to military leave (or for the actual period of employment, if less).

(3) Nondiscrimination.  Any Employer contributions made under this section, if made to Highly Compensated Employees as well as Non-Highly Compensated Employees, must meet applicable nondiscrimination standards of the Code.

(4) Deemed Severance from Employment. A Participant’s period of uniformed service that exceeds 30 days shall be deemed to be a severance from service, thereby permitting a Plan distribution of all or a portion of his Account that otherwise would be contingent on an actual severance event.  If such a distribution is made in accordance with the foregoing sentence, any elective 401(k) elective deferrals by the Participant shall be prohibited under the Plan for a period of six months beginning on the date of distribution.  In addition, without regard to any restriction in the Plan on in-service distributions, a Participant who is an active reservist may elect, and the Plan shall make, an in-service distribution of all or a portion of the Participant’s Account attributable to 401(k) elective deferrals and earnings thereon, and any such distribution will be exempt from the Code’s 10% excise tax on early distributions.  In the event that both provisions of this paragraph apply, any distribution shall be treated as a distribution under the latter provision.

(d) Permissive Provisions.

(1) Differential Pay. Differential pay shall be paid to a Participant who is on leave performing services in the uniformed service only as provided by the employment policies of his Employer.

(2) Loans.  The repayment obligation of a Participant under the terms of a loan taken from the Plan under Section 6.03 shall be suspended while the Participant is on leave performing services in the uniformed services.  During the suspension period, the loan shall not be deemed to be in default, but interest on the outstanding balance of the loan shall continue to accrue at the rate specified for the loan, except that such rate may not exceed an annual rate of 6% for the suspension period.  Following a Participant’s return from such leave, the balance of the loan, including suspended payments and accumulated interest, shall be re-amortized by the Plan Administrator (or its designee), and the full amount must be repaid within the time prescribed by the loan rules adopted under Plan Section 6.03 in accordance with the requirements of the Code and ERISA.

(e) Definitions. For purposes of this section, the following terms shall have the meanings indicated:

(1) “Compensation” means compensation, as specifically defined for each separate purpose under the Plan, but increased by the amount of differential pay paid to the Participant by the Employer.

(2) “Differential pay” means the difference between (A) the compensation that a Participant would have received during a given period if he were not in qualified military service, determined on the basis of the rate of pay he would have received from the Employer but for his absence during the period of qualified military service, or if the compensation the Participant would have received during such period is not reasonably certain, the Participant’s average compensation from the Employer during the 12-month period immediately preceding the qualified military service (or, if shorter, the period of employment immediately preceding the qualified military service), and (B) the amount the individual actually receives from the government as military pay during services in the uniformed services for a period of more than 30 days.

(3) “Reemployment rights under USERRA” means the right of an individual, who is on leave from employment with the Employer for the purpose of service in the uniformed services, to be reemployed by the Employer following completion of such service, as guaranteed by USERRA.

(4) “Qualified military service” means service in the uniformed services by an individual if the individual has reemployment rights under USERRA.

(5) “Service in the uniformed services” means the performance of duty on a voluntary or involuntary basis in the uniformed services, including active duty, active duty for training, initial active duty for training, inactive duty training, full-time National Guard duty, a period for which an individual is absent from his position of employment for the purpose of an examination to determine the individual’s fitness to perform any such duty, and a period for which an individual is absent from employment for the purpose of performing funeral honors duty as authorized by USERRA.

(6) “Uniformed services” means the U.S. Armed Services, the Army National Guard or the Air National Guard, the commissioned corps of the Public Health Service and any other category designated by the United States President in time of war or national emergency.

ARTICLE 8 - TRUST FUND

Section 8.01    Establishment and Maintenance of Fund.

(a) Establishment of Fund and Selection of Trustee.  The Company shall establish a trust fund by a trust agreement with a Trustee to carry out the purposes of the Plan.  The Company shall select such Trustee, who may be one or more individuals or a corporate trustee or both.  The Company may modify any such trust agreement to accomplish the purposes of the Plan.

(b) Contributions to the Fund and Investments by Trustee.  All contributions under the Plan shall be paid to the Trustee of the Fund.  The Fund shall be invested in such investments as are permissible for trustees under ERISA.  At the request of the Company, the Trustee shall prepare and submit an accounting of the Fund as of any date specified, but the Trustee shall not be required to render more than four such accountings during any Plan Year.  In any event, the Trustee shall prepare and render to the Company an accounting of the Fund as of the last day of each Plan Year.

(c) Limitation of Liability to Assets of Fund.  Except as required under applicable federal law, the benefits of the Plan shall be only such as can be provided by the assets of the Fund, and there shall be no liability or obligation on the part of the Company or any Employer to make any contributions or payments to establish or maintain the Plan, whether in the event of termination of the Plan or otherwise.  No liability for the payment of benefits under the Plan shall be imposed on the Company or any Employer or on the directors or officers of the Company or any Employer.

Section 8.02    The Trustee.  The Trustee shall receive the contributions to the Fund and shall hold, invest, reinvest and distribute the same, plus any earnings thereon, pursuant to the provisions of the Plan and of the trust agreement with the Company.  The Trustee shall have the powers, rights and duties as specified in the trust agreement with the Company, in addition to those specified elsewhere in the Plan or prescribed by law.

Section 8.03    Resignation or Removal of Trustee.  Subject to notice provisions, if any, in the trust agreement with the Company, the Trustee may resign by delivering a written resignation to the Company; similarly, the Trustee may be removed by the Company at any time, upon written notice to the Trustee.

Section 8.04    Expenses.  Expenses relating to the Fund, including such compensation for the Trustee as may be agreed to in writing from time to time by the Company and the Trustee, shall be paid to the Trustee and shall be deducted from the Fund, except to the extent that the Plan Administrator determines that the Company or the Employer should pay the expenses directly from its general assets.  Provided, however, in no event shall any Trustee who is also an Employee be entitled to any separate compensation, other than his regular remuneration from the Employer for services as an Employee and reimbursement for expenses incurred on behalf of the Fund. Provided further, that pursuant to DOL Advisory Opinion 2001-01A, any fees paid from the Fund must be reasonable and relate to fiduciary activities or administration as opposed to settlor functions, and where fees are not allocated uniformly to the Accounts of all Participants or are charged to the Accounts of some but not all Participants, the

Plan Administrator shall comply with the guidelines of DOL Field Assistance Bulletin 2003-3 with respect to any expenses paid from the Fund. In addition, the Plan Administrator must determine prior to allocation that any expense allocated on a basis other than proportionately among all Participants on the basis of their Account balances does not result in discrimination prohibited by Code Section 401(a)(4), and that any distinction in the allocations among Participants who are former Employees and ones who are active Employees satisfies the standards described in IRS Rev. Rul. 2004-10.

Section 8.05    Taxes.  Any taxes assessed against the Fund or against any of its assets (including income taxes, property taxes, transfer taxes and other taxes) shall be paid by the Trustee and deducted from the Fund, to the extent allowed by applicable law and government guidance, but only after reasonable notice to the Company and opportunity for the Company to pay such taxes.

Section 8.06    Investment Manager and Custodian.

(a) Appointment of Investment Manager or Custodian.  The Company may appoint one or more investment managers meeting the definition of “investment manager” under Section 3(38) of ERISA.  Furthermore, the Company may appoint one or more investment consultants and one or more custodians to hold any portion of the Fund.  Any appointment of these service providers shall be made only upon proper authorization of the Company, or by a committee designated by the Company, and evidenced by a written designation signed by one or more duly authorized officers of the Company (or the committee, as applicable).

(b) Directions by Investment Manager.  An investment manager appointed pursuant to this section may direct the Trustee to invest all or such portion of the Fund placed in the discretion of the investment manager in securities or other properties as are selected by the investment manager, and may direct the Trustee to sell any securities or other property of the Fund placed in its discretion.  Where assets of the Fund are being held by a custodian appointed pursuant to this section, the investment manager’s direction shall be made to such custodian and copied to the Trustee.

(c) Actions by Trustee or Custodian at Direction of Investment Manager.  The Trustee or custodian, as the case may be, shall act on all such directions of the investment manager, and the Trustee and custodian shall have no fiduciary liability for acting in accordance with such directions or for the retention of any securities or properties so purchased.  The Trustee and custodian will be protected in relying upon any telegram, facsimile, email or other commonly used form of communication recognized in business and purporting to have been sent by the investment manager that the Trustee or custodian, respectively, believes in good faith to be genuine.  In directing investments, the investment manager shall diversify the investments so as to minimize the risk of large losses, unless under the circumstances and in the opinion of the investment manager, it is clearly prudent not to do so.

(d) Contributions to Trustee or Direct to Custodian.  Contributions to and disbursements from the Fund may be made to the Trustee or directly to and from any custodian appointed pursuant to this section, as determined by the Company.

(e) Reliance by Trustee and Custodian.  Notwithstanding any other provision of the Plan or any trust agreement, the Trustee shall be fully protected in relying upon the certification of the Company with respect to the appointment of such investment manager and it shall not be the responsibility of the Trustee to determine or review investment instructions given by the investment manager.  Similarly, any custodian appointed pursuant to this section shall assume no liability for acting in accordance with the directions of the investment manager.

(f) Status of Investment Manager as Named Fiduciary.  Each investment manager shall be a named fiduciary under the Plan and shall acknowledge its action as a fiduciary under the Plan in a writing delivered to the Trustee and to the Company.

ARTICLE 9 - ADMINISTRATION AND FIDUCIARIES

Section 9.01    Plan Administration.  The Company (or such person, committee, or entity as it shall designate) shall be the Plan Administrator for the purpose of complying with the reporting and disclosure requirements of ERISA as well as other actions and duties specified by ERISA for the Plan Administrator, and otherwise shall administer the Plan in accordance with its terms.  The Plan Administrator shall have such powers and duties as may be necessary to discharge its functions under the Plan, including, but not limited to the following:

(a) Construction:  To construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits under the Plan, which interpretations and decisions shall be given the maximum amount of deference permitted by law, including case law;

(b) Forms:  To require Participants (1) to complete and file with it such forms as the Plan Administrator finds necessary for the administration of the Plan and (2) to furnish all pertinent information requested by the Plan Administrator, and to rely upon all such forms and information furnished, including each Participant’s mailing address;

(c) Procedures: To prescribe procedures to be followed by Participants or Beneficiaries filing applications for benefits;

(d) Rules:  To promulgate uniform rules and regulations whenever in the opinion of the Plan Administrator such rules and regulations are required by the terms of the Plan or would facilitate the effective operation of the Plan;

(e) Information:  To prepare and distribute, in such manner as the Plan Administrator determines to be appropriate, information explaining the Plan, and to receive from Participants such information as shall be necessary for the proper administration of the Plan;

(f) Committee:  To name two or more persons to constitute an administrative committee, to remove and replace any such persons, to prescribe rules and procedures of operation for the committee, and to delegate any of the powers and duties of the Plan Administrator to the committee;

(g) Annual Reports: To prepare and furnish to Participants such annual reports with respect to the administration of the Plan as are required by law or as are reasonable and appropriate;

(h) Records Review:  To receive and review the periodic valuations of the Plan, and to receive, review and keep on file (as it deems convenient and proper) reports of benefit payments by the Trustee and reports of disbursements for expenses; and

(i) Use of Electronic Media:  To use electronic media, including but not limited to, telephone, facsimile, email and website publication, to provide Participants and Beneficiaries with any documents, notices, disclosures or other information required to be provided by the Plan and by law, but in each case only if the electronic communication is intended to be no less understandable than a written communication, clearly identifies the significance of the information contained therein, advises the Participant or Beneficiary of the right to receive a comparable written paper document upon request, and otherwise complies with the requirements of Treasury Regulation Section 1.401(a)-21.

Section 9.02    Claims Procedure.

(a) Initial Claims.  The Plan Administrator shall make all determinations as to the right of any person to receive a distribution and as to other matters affecting benefits.  Each Employee, Participant, Beneficiary or other person (collectively referred to as “claimant”) shall have the right to submit a claim with respect to any benefit sought under the Plan, or with respect to the claimant’s eligibility, vesting or other factor affecting benefits, either personally or through a representative duly authorized in writing.  All claims shall be submitted in writing to the Plan Administrator and shall be accompanied by such information and documentation as the Plan Administrator determines is required to make a ruling on the claim.  Upon receipt of a claim, the Plan Administrator shall consider the claim and shall render a decision, which shall be in writing and shall be delivered or mailed to the claimant within 90 days (or within 45 days with respect to a claim for disability benefits made on or after January 1, 2002) after receipt of the claim, unless special circumstances require an extension of time for processing the claim.  If such an extension of time is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial period of 90 days (45 days with respect to a claim for disability benefits).  In no event shall such extension exceed a period of 90 days (60 days with respect to a claim for disability benefits made on or after January 1, 2002) from the end of the initial period.  Any notice of a claim denial by the Plan Administrator shall set forth: (1) the specific reasons for the denial; (2) specific reference to pertinent provisions of the Plan upon which the denial is based; (3) a description of any additional material or information necessary for the claimant to perfect his claim, with an explanation of why such material or information is necessary; (4) an explanation of the claim review procedures under the Plan, all written to the best of the Plan Administrator’s ability in a manner that may be understood without legal or actuarial counsel; and, (5) in the case of a claim denial involving disability benefits, if an internal rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination, either the specific rule, guideline, protocol or other similar criterion, or a statement that such a rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol or other criterion will be provided free of charge to the claimant upon request.  A failure of the Plan Administrator to render a written decision within the time specified above shall be deemed to be a denial of the claim.

(b) Limitation on Claims Procedure.  Any claim under this claims procedure must be submitted within twelve months from the earlier of (1) the date on which the claimant learned of facts sufficient to enable him to formulate such claim, or (2) the date on which the claimant reasonably should have been expected to learn of facts sufficient to enable him to formulate such claim.

(c) Review of Denied Claims.  A claimant whose claim for benefits has been wholly or partially denied by the Plan Administrator may request a review of such denial, but he must do so within 90 days (180 days with respect to a claim for disability benefits) following the date of such denial.  The request for review must be in writing and must be delivered to the Plan Administrator within the specified time period.  The request should set forth the reasons why the claimant believes the denial of his claim is incorrect.  The claimant shall be entitled to submit such issues or comments, in writing or otherwise, as he shall consider relevant to a determination of his claim, and he may include a request for a hearing in person before the Plan Administrator.  Prior to submitting his request, the claimant shall be entitled to review such documents as the Plan Administrator agrees are pertinent to his claim. At all stages of review, the claimant may be represented by counsel, legal or otherwise, of his choice, provided that the fees and expenses of such counsel shall be borne by the claimant.  All requests for review shall be promptly resolved.  The Plan Administrator has the sole and complete discretion to grant or deny a hearing.  The Plan Administrator’s decision with respect to any such review shall be set forth in writing and shall be mailed to the claimant not later than 60 days (45 days with respect to a claim for disability benefits) following receipt by the Plan Administrator of the claimant’s request, unless special circumstances, such as the need to hold a hearing, require an extension of time for processing, in which case the Plan Administrator’s decision shall be so mailed not later than 60 days (or 45 days with respect to a claim for disability benefits) after receipt of such request.  If no decision or review is rendered within this time period, the claimant’s appeal shall be deemed denied and the Plan Administrator’s original denial of the claim affirmed.

(d) Finality of Decisions.  The decision of the Plan Administrator upon review of any claim under paragraph (c) above shall be binding upon the claimant, his heirs and assigns, and all other persons claiming by, through or under him.

(e) Time Limits Affecting Jurisdiction.  The timely filing of a request for review in the manner specified by paragraph (c) above shall be a condition precedent to obtaining review before the Plan Administrator, and the Plan Administrator shall have no jurisdiction to entertain a request for review unless so filed.  A failure to file a claim and a request for review in the manner and within the time limits set forth above shall be deemed a failure by the aggrieved party to exhaust his administrative remedies and shall constitute a waiver of the rights sought to be established under the Plan.

(f) Limitation on Court Action.  Any suit brought to contest or set aside a decision of the Plan Administrator shall be filed in a court of competent jurisdiction within one year from the date of receipt of written notice of the Plan Administrator’s final decision or from the date the appeal is deemed denied, if later.  Service of legal process shall be made upon the Plan by service upon the agent for service of legal process, upon the Trustee, or upon the Plan Administrator at the respective addresses specified in the most recent summary plan description.  The Plan Administrator may engage legal counsel to defend the Plan against lawsuits.  Except as provided by Section 11.05 or provided by a court, attorney fees and other costs attendant to suit shall be borne by the Plan and shall be paid by the Trustee upon the written direction of the Company.  If the Company or Plan Administrator determines that it is in the best interests of the Plan to initiate legal action, then it may employ counsel to do so, and all expenses of suit shall be paid as provided above.  No legal action to recover Plan benefits or to enforce or clarify rights under the Plan shall be commenced under Section 502(a)(1)(B) of ERISA, or under any other provision of law, whether or not statutory, until the claimant first shall have exhausted the claims and review procedures available to him under this section.

Section 9.03    Special Rulings.  In order to resolve problems concerning the Plan and to apply the Plan in unusual factual circumstances, the Plan Administrator may make special rulings.  Such special rulings shall be in writing on a form to be developed by the Plan

Administrator.  In making its rulings, the Plan Administrator may consult with legal, accounting, actuarial, investment and other counsel or advisers.  Once made, special rulings shall be applied uniformly, except that the Plan Administrator shall not be bound by such rulings in future cases unless the factual situation of a particular case is identical to that involved in the special ruling.  Special rulings shall be made in accordance with all applicable law and in accordance with the Plan.  It is not intended that the special ruling procedure will be a frequently used device, but that it should be followed only in extraordinary situations.  The Plan Administrator at all times shall have the final decision as to whether resort shall be made to this special ruling feature.

Section 9.04    Allocation of Fiduciary Duties between Named Fiduciaries.  The Company (unless it has appointed a committee in its stead, and if so, to the extent of the appontment) and the Trustee shall be the “named fiduciaries” of the Plan, within the meaning of that term as described in ERISA, and shall have only those duties, responsibilities and obligations (referred to collectively as “fiduciary duties”) as are given them specifically under the Plan or as otherwise are imposed by applicable law.  The fiduciary duties given by the Plan are as follows:

(a) Company.  The Company (and the participating Employers) shall have the sole responsibility for making contributions to the Fund.  Unless it has designated another party, the Company shall have sole responsibility for fulfilling the functions as Plan Administrator and the sole authority to appoint and remove the Trustee and to amend or terminate, in whole or in part, the Plan.  Neither the Company nor any Employer shall be responsible for the management, investment or safe‑keeping of the assets of the Fund.  The Company periodically shall review the performance of the Trustee.  The Plan Administrator also shall have the responsibility for the administration of the Plan as described throughout the Plan.

(b) Trustee.  The Trustee shall have the sole responsibility for the management, investment and safe‑keeping of the assets of the Fund held by the Trustee under the Plan and for the distribution of Participants’ benefits in accordance with written instructions from the Plan Administrator.  In addition, the Trustee shall provide to the Company such information as the Company may deem necessary or desirable to permit the timely filing of all reports required by law and to review the Trustee’s performance.

Section 9.05    Authorization for Further Allocation of Fiduciary Duties.  The Company and the Trustee may, upon written agreement between them, allocate their fiduciary duties under the Plan between themselves in a manner different from that stated above.  The Company and the Trustee each warrants that any directions given, information furnished or action taken by either one shall be in accordance with the provisions of the Plan, authorizing or providing for such direction, information or action.  Furthermore, each of them may rely upon any such direction, information or action of the other as being proper under the Plan, and is not required under the Plan to inquire into the propriety of any such direction, information or action.  It is intended under the Plan that the Company and the Trustee each shall be responsible for the proper exercise of its own respective powers, duties, responsibilities and obligations under the Plan and shall not be responsible for any act or failure to act of the other, and neither of them guarantees the Fund assets in any manner against investment loss or depreciation of asset value.

Section 9.06    Employment of Advisers.  The Company, the Plan Administrator, and the Trustee shall have the authority to employ such legal, accounting, actuarial and financial counsel and advisers as they deem necessary in connection with the performance of their duties under the Plan, and they shall have the authority to act in accordance with the advice of such counsel and advisers.  Except as otherwise provided in the Plan, but upon approval of such person or committee as designated by the Company, the fees and expenses of such counsel and advisers shall be paid by the Fund or by the Company or any Employer, as shall be deemed appropriate by the Company.

Section 9.07    Delegation to Officers or Employees. The Company and the Plan Administrator shall have the power to delegate their fiduciary duties under the Plan to officers or employees of the Company or any Employer and to other persons, all of whom, if officers or employees of the Company or an Employer, shall serve without compensation other than their regular remuneration from their Employer.

Section 9.08    Bonding.  The Company shall purchase such surety bonds covering fiduciaries and others as may be required pursuant to Section 412 of ERISA.

ARTICLE 10 - AMENDMENT, TERMINATION AND MERGER

Section 10.01    Amendment of the Plan.

(a) Company’s Right To Amend.  The Company reserves the right to make any amendments to the Plan, with or without retroactive effect.  Any amendment of the Plan shall be made in writing and approved by resolution of the Company’s board of directors, or by any person or persons authorized by resolution of the board of directors to approve amendments, unless otherwise delegated or another procedure is provided for by the Company through any committee or process it may establish.

(b) Operation of Amendments.  Except as may be specifically provided otherwise in the Plan, or in any amendment to the Plan, each amendment to the Plan shall operate prospectively only from the effective date of the amendment, and the rights and obligations of an Employee, Participant or Beneficiary of a Participant, who retires, becomes disabled, dies or otherwise terminates employment with the Employer prior to the effective date of any amendment shall be determined without regard to such amendment, on the basis of the Plan terms in effect on the date of retirement, disability, death or other termination of employment.

(c) Prohibition against Reversion of Assets or Reduction of Benefits.  Except as provided in the Code, ERISA and applicable regulations and as specified in Article 3, no amendment shall (1) cause any part of the Fund to be used for, or diverted to, any purpose other than the exclusive benefit of Participants and their Beneficiaries, (2) reduce the Account balance or nonforfeitable rights of any Participant or Beneficiary or (3) eliminate an optional form of benefit or add an Employer consent or discretion provision or any other condition which limits the availability of an optional form of benefit that is attributable to the portion of the Participant’s Account accumulated before date of the amendment’s adoption.

(d) Amendment to Vesting Provisions.  In the case of any amendment to the provisions of the Plan relating to nonforfeitable rights based on service, each Participant (1) who has completed at least three Years of Service, and (2) whose nonforfeitable rights are adversely affected by the amendment, may elect during the election period to have his nonforfeitable rights determined without regard to such amendment.  The election period shall begin no later than the date the amendment is adopted and end no later than the latest of (A) the date which is sixty days after the day the amendment is adopted, (B) the date which is sixty days after the day the amendment becomes effective or (C) the date which is sixty days after the day the Participant is issued written notice of the amendment.

Section 10.02    Termination of the Plan.

(a) Termination.  Although it is intended that the Plan shall be permanent, any Employer reserves and shall have the right at any time to discontinue its contributions under the Plan or cease participation in the Plan, but only the Company shall have the authority to terminate or partially terminate the Plan, by delivering to the Trustee written notice of such termination.  Any discontinuance of contributions, termination or partial termination shall be implemented only upon the condition that action is taken, as shall render it impossible, except as specifically provided in Article 3, for any part of the Fund to be used for, or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries.  If the Plan is terminated, or if there is a complete discontinuance of contributions for any reason, the Company may, in its sole discretion, continue the Fund for the exclusive benefit of Participants and their Beneficiaries or distribute the assets remaining in the Fund to Participants and their Beneficiaries.  In the event of the dissolution, merger, consolidation or reorganization of any Employer, the Plan shall terminate with respect to that Employer, and the portion of the Fund attributable to that Employer shall be liquidated unless the Plan is continued by a successor to the Employer in accordance with Section 10.03(b).

(b) Termination and Transfer to New Plan.  If an Employer notifies the Trustee in writing (1) that it has established another plan providing comparable benefits to this Plan, (2) that such other plan is qualified under Code Section 401(a) and (3) that the Employer intends to discontinue contributions under this Plan due to the creation of the new plan, then, upon further written direction from the Employer, the Trustee shall cause the portion of the Fund attributable to that Employer to be transferred to such newly created plan.  Thereafter, this Plan shall cease to have any effect with respect to Participants employed by that Employer, and the rights of all affected individuals shall be determined under the new plan.

(c) Rights upon Termination.  If the Plan should be terminated or partially terminated, or if contributions to the Fund are completely discontinued, or if the Company should liquidate and dissolve, or if a receiver of the Company is appointed, or if the Plan should be wholly or partially terminated for any other reason, the Accounts of all affected Participants as then appearing upon the records of the Trustee (other than Accounts of former Employees who have terminated employment and who have incurred a Break in Service), or in the case of partial termination the Accounts of affected Participants, shall become fully vested, the Accounts shall be valued and adjusted as previously provided in the Plan, and said Accounts (after payment of expenses properly chargeable to the Fund and allocated among the Accounts) shall be distributed to affected Participants and Beneficiaries, transferred as provided in paragraph (b) above or held in a wasting trust for distribution in due course as otherwise provided by the Plan.  Whether a partial termination of the Plan has occurred under any circumstances shall be determined by the Plan Administrator using guidance provided by Rev. Rul. 2007-43.

(d) Manner of Distribution.  To the extent that no discrimination in value results, any distribution or transfer after termination of the Plan may be made, in whole or in part, in cash, in securities or other assets in kind, or in nontransferable annuity contracts.  All non‑cash distributions and transfers shall be valued at fair market value at the date of distribution.

(e) Special Restriction.  Notwithstanding the foregoing, distribution on termination of the Plan to any Participant of that portion of his Account attributable and subject to Code Section 401(k) shall be subject to the special restrictions set forth in Section 6.01(d)(4)(D).

Section 10.03    Merger or Consolidation of Plans.

(a) Predecessor Employer.  Employment with a predecessor employer acquired by the Company shall be considered service with the Employer under this Plan to the extent required by the Code and ERISA.  Provided, however, that where such employment with a predecessor employer is not required by the Code or ERISA to be considered service with the Employer, the Company may, nevertheless, in its discretion, grant credit for such service under such uniform and non‑discriminatory rules as may be established from time to time by the Company.

(b) Successor Employer.  In the event of the dissolution, merger, consolidation or reorganization of any Employer, provision may be made by which the Plan will be continued by the successor, and in that event, such successor shall be substituted for the Employer under the Plan.  The substitution of the successor shall constitute an assumption of Plan liabilities by the successor, and the successor shall have all of the powers, duties and responsibilities of the Employer under the Plan.

(c) Merger or Consolidation.

(1) In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Plan to, another plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of this Plan, the assets of the Plan applicable to such Participants shall be transferred to the other plan only if:

(A) Each Participant would (if either this Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if this Plan had been terminated);

(B) Resolutions of the board of directors of the Company, or a duly authorized committee of such board, and of the governing body of any new or successor employer of the affected Participants, shall authorize such transfer of assets; and, in the case of the new or successor employer of the affected Participants, its resolutions shall include an assumption of liabilities with respect to such Participants’ inclusion in the new employer’s plan; and

(C) Such other plan is qualified under Code Section 401(a) and its trust is tax exempt under Code Section 501(a).

(2) This Plan will receive a transfer of assets and liabilities from the Masco Corporation 401(k) Plan and the Masco Corporation Hourly 401(k) Plan as soon as administratively feasible after the Effective Date.  The assets and liabilities transferred from the Masco Corporation 401(k) Plan and the Masco Corporation Hourly 401(k) Plan will occur only with respect to employees of participating employers in this Plan who previously participated in either (or both of) the Masco Corporation 401(k) Plan or the Masco Corporation Hourly 401(k) Plan.  The various types of assets received will be tracked according to account type, and this transfer of asset and liabilities will be accomplished consistent with Code Section 414(l).

Section 10.04    Notice.  Affected Participants shall be given notice of any amendments to, and termination or merger of, the Plan in accordance with ERISA.

ARTICLE 11 - MISCELLANEOUS PROVISIONS

Section 11.01    Plan Subject to Approval.  To the extent permitted by IRS procedures, the Plan and any amendments are contingent upon and subject to obtaining and retaining such approval of the Commissioner of Internal Revenue and of any other federal agency with jurisdiction over the Plan as the Company may find necessary to establish the deductibility for federal income tax purposes of contributions made by the Company under the Plan, and qualification of the Fund for tax exemption under the Code, and the qualification of the Plan under ERISA.

Section 11.02    Payments for the Benefit of Payee.  In the event that the Plan Administrator finds that any person to whom a benefit is payable under the terms of the Plan is unable to care for his affairs because of illness or accident, is otherwise mentally or physically incompetent, or is unable to give a valid receipt, the Plan Administrator may cause the payments becoming due to such person to be paid to another individual for such person’s benefit, without responsibility on the part of the Plan Administrator to follow the application of such payment.  Any such payment shall be a payment for the account of such person and shall operate as a complete discharge of the Plan, the Plan Administrator and the Employer from all liability under the Plan.

Section 11.03    Non‑Alienation of Benefits‑.  No right or benefit provided for in the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void.  No such right or benefit shall be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to such right or benefit.  No such right or benefit shall be subject to garnishment, attachment, execution or levy of any kind.  The foregoing provisions of this section shall not apply to any qualified domestic relations order as defined in Section 6.06 or to enforcement of federal tax levies as provided in Treasury Regulation Section1.401(a)‑13(b)(2).

Section 11.04    Employer’s Rights.  While the Company believes in the benefits, policies and procedures described in the Plan, the language used in the Plan is not intended to create, nor is it to be construed to constitute, a contract of employment between the Company and/or any Employer and any of its Employees.  The Company and each Employer retain all of their rights to discipline or discharge Employees or to exercise their rights as to incidents and tenure of employment.  Employees retain the right to terminate their employment at any time and for any reason, and the Company and each Employer retain a similar right.

Section 11.05    Litigation.  In order to protect the Fund against depletion as a result of litigation, in the event that any Participant, Employee, Beneficiary or spouse shall bring a legal or equitable action against the Plan or against any fiduciary of the Plan, the result of which shall be adverse to such Participant, Employee, Beneficiary or spouse, or in the event that the Plan or any fiduciary of the Plan shall find it necessary to bring any legal or equitable action against any Participant, Employee, Beneficiary or spouse, or any other person claiming an interest by or through such person, the cost to the Plan or to a fiduciary of the Plan of bringing or defending such suit, as the case may be, shall be charged, unless the Company determines that such course would be inequitable or unlawful under all the circumstances, to such extent as is possible, directly to the Account of such Participant, Employee, Beneficiary or spouse, if any, and only the excess, if any, of such costs over and above the amount of such Account shall be included in the expenses of the Fund or be paid by the particular fiduciary, as the case may be.

Section 11.06    Action by Company.  Unless otherwise provided in the Plan, whenever the Company under the terms of the Plan is permitted or required to do or perform any act, such act shall be done by the authority of the Company’s board of directors and evidenced by proper resolution in consent form or duly certified by the secretary of the Company, or by such committee or employee of the Company who may, by proper resolution, be duly authorized by the board of directors and may do so by authorized procedure.

Section 11.07    Indemnification.  The Company shall indemnify Employees who are delegated responsibility to administer and assist in the operation of the Plan, including directors, officers and any committee members, against liability arising in such capacity, except for liability arising from bad faith or willful misconduct.

Section 11.08    Construction.

(a) Gender; Singular and Plural Words.  Wherever any words are used in the Plan in the masculine gender, they shall be construed as though they also were used in the feminine gender in all cases where they would so apply, and wherever any words are used in the Plan in the singular form, they shall be construed as though they also were used in the plural form in all cases where they would so apply.

(b) Headings.  Headings of articles, sections, paragraphs and parts of this document are inserted for convenience of reference; they constitute no part of the Plan and are not to be considered in the construction of the Plan.

(c) Savings Clause. If any provisions of the Plan are determined to be invalid or unenforceable for any reason, the remaining provisions nevertheless shall be carried into effect.

Section 11.09    Application of Appendices.  The terms of the Plan are intended to work in conjunction with the Appendices.

ARTICLE 12 - DEFINITIONS

Section 12.01     “Account” means the interest of a Participant in the Fund as determined as of each Accounting Date and as reflected in the records maintained for the Fund.  Where appropriate, a Participant’s Account may be divided into separate sub‑accounts, including an Employer Profit Sharing Contribution Account, an Employer Matching Contribution Account, a Employee before-tax contribution Account, an After‑Tax Employee Contribution Account, and a Rollover Contribution Account, which may be mere bookkeeping entries or individually or collectively segregated funds, as determined by the Trustee in accordance with the Trustee’s powers.

Section 12.02     “Accounting Date”  means any date on which the Trustee values the Fund and makes allocations to Accounts.

Section 12.03     “Beneficiary” means the beneficiary or beneficiaries of the Participant as designated pursuant to the provisions in the Plan.

Section 12.04     “Code” means the Internal Revenue Code of 1986, as amended.

Section 12.05     “Company” means TopBuild Corp.

Section 12.06     “Compensation” means the total of a Participant’s salary or wages actually paid and reported in Box 1 of IRS Form W‑2, including overtime pay, discretionary bonuses and nondiscretionary bonuses or incentive payments except where otherwise defined for specific purposes of the Plan, and subject to the inclusions and exclusions below.

(a) Inclusions. The following items shall be included, even if not included in Box 1 of Form W-2:

(1) Vacation pay;

(2) In the case of a Participant paid on a commission basis, commissions actually paid to him by the Employer; and

(3) Amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Section 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 403(b) or 457(b) and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

(b) Exclusions. The following items shall be excluded, even if included in Box 1 of Form W-2:

(1) Reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses and welfare benefits;

(2) Non-qualified deferred compensation, stock option income, restricted stock incentive award income, dividends paid on unvested incentive share awards and other distributions which receive special federal income tax treatment;

(3) Amounts received following the Participant’s severance from employment with the Employer, except amounts received within 2½ months of the end of the year in which occurs the Participant’s severance, provided such amounts meet the other conditions specified by the Treasury Regulations under Code Section 415;

(4) For purposes of this section and also for any other purpose specified by Treasury Regulations issued under Code Section 401(a)(17), any amount of compensation (as defined herein or elsewhere in the Plan for other purposes) for any year of any Participant to the extent it exceeds the dollar limitation specified in Code Section 401(a)(17) or such other cost-of-living adjusted amount as is set by the Secretary of Treasury in accordance with Code Section 401(a)(17)(B); for any period of less than 12 months, the limit of this part (5) shall be an amount equal to the Compensation limit for the calendar year in which the period begins multiplied by the ratio obtained by dividing the number of full months in the short period by 12; and

Compensation must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed.

Section 12.07     “Effective Date” means July 1, 2015.

Section 12.08     “Employee” means any common-law employee of the Employer.  In addition, where required by the Code, this term also includes a common-law employee of any other employer required to be aggregated with the Employer under Code Section 414(b), (c), (m) or (o), but does not include any leased employee, as defined in Section 7.05, except as provided in that section or as required by Code Section 414(n) or (o),  nor does it include any “intern” as that job classification is defined in the Employer’s records.  Individuals who are –

(a) Not initially classified by the Employer as employees under Code Section 3121(d), including, but not limited to, individuals classified by the Employer as independent contractors and non-employee consultants, and

(b) Individuals initially classified by the Employer as employees of an entity other than the Employer or a Related Entity,

will not be considered Employees under this section or for any other purpose under the Plan, and are ineligible for benefits under the Plan, even if the initial classification by the Employer subsequently is determined to be erroneous or is revised retroactively.  In the event the classification of an individual who is excluded from the definition of Employee under the preceding sentence is determined to be erroneous or is revised retroactively, the individual shall be considered an Employee and shall be eligible for benefits from the Plan only for any period of employment on and after the date the Employer determines that its classification of the individual was erroneous or should be revised.

Section 12.09     “Employer” means, except where specifically provided otherwise, the Company and the divisions, Related Entities, subsidiaries and employer locations of the Company whose plans have been merged into the Plan, or which otherwise have adopted the Plan, and in each case which are listed on Appendix A.

Section 12.10     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

Section 12.11     “5‑Percent Owner‑” means any person who owns (or who is considered as owning within the meaning of Code Section 318) more than 5% of the outstanding stock of the Employer or stock possessing more than 5% of the total combined voting power of all stock of the Employer.

Section 12.12     “Fund” means the trust fund established pursuant to Article 8 and maintained pursuant to the Plan and any one or more trust instruments executed in connection with such fund.

Section 12.13     “Highly Compensated Employee” means each current Employee who was a 5‑percent owner (as defined in Code Section 416(i)(1)) of the Company at any time during the current or preceding Plan Year, or received annual compensation from the Employer for the preceding Plan Year in excess of $80,000 (as adjusted by the Secretary of the Treasury pursuant to Code Section 415(d), except that the base period shall be the calendar quarter ending September 30, 1996).  In addition, a former Employee shall be treated as a Highly Compensated Employee if such Employee was a Highly Compensated Employee as defined in the previous sentence either when such employee separated from service or at any time after attaining age 55.  The determination under this section will be made in accordance with Code Section 414(q) and the related Treasury Regulations.  For purposes of this section, the term “compensation” means compensation as defined in Section 7.03.

Section 12.14     “Hour of Service” means an Hour of Service as described under the service rules in Article 7.

Section 12.15     “Non-Highly Compensated Employee” means any Employee who is not a Highly Compensated Employee.

Section 12.16     “Normal Retirement Age” means age 65 and “Normal Retirement Date” means retirement at age 65.

Section 12.17     “1-Percent Owner”  means any person who owns (or who is considered as owning within the meaning of Code Section 318) more than 1% of the outstanding stock of the Employer or stock possessing more than 1% of the total combined voting power of all stock of the Employer.

Section 12.18     “Participant” means an Employee who has met the eligibility requirements specified in Article 2, who has commenced participation in the Plan in accordance with that Article, and whose participation has not terminated or been waived under the other applicable provisions of the Plan.

Section 12.19     “Plan” means the TopBuild Corp. 401(k) Plan as described in this instrument, all appendices and any subsequent amendments.

Section 12.20     “Plan Administrator” means the person(s) or organization(s) specifically designated by, or referenced by, Article 9 as the administrator of the Plan for purposes of ERISA.

Section 12.21     “Plan Year” means the 12‑month period from each January 1 to the following December 31.  The first Plan Year will be a partial and short Plan Year from July 1, 2015 until December 31, 2015.

Section 12.22     “Related Entity” means any entity which is related to the Employer as a member of a group of employers constituting a controlled group of corporations (within the meaning of Code Section 414(b), (c), or (m)) including a business entity, other than a corporation, with a single owner that may be disregarded as an entity separate from its owner pursuant to Treasury Regulation Section 301.7701-3.

Section 12.23     “Trustee“ means the person(s) or organization(s) acting as trustee under the Plan and of the Fund in accordance with any related trust instrument(s).

Section 12.24     “Year of Service“ means a Year of Service as described under the service rules in Article 7.

Section 12.25     “Spouse“ means the person to whom an individual is married for purposes of Federal income taxes.

IN WITNESS WHEREOF, TopBuild Corp. has caused the Plan to be executed on June 29, 2015.

TOPBUILD CORP.

/s/ Stephen Bemis	By:	/s/ John G. Sznewajs
Witness	Its:	President and Treasurer

APPENDIX A TO THE

TOPBUILD CORP.

401(k) PLAN

In addition to the Company, and except as otherwise provided below, the participating Employers in this Plan are (with subsidiaries indented and listed under each applicable parent entity):

• TopBuild Support Services, Inc.
• TopBuild Home Services, Inc.
• TopBuild Services Group Corp.
• TruTeam, LLC (TruTeam, LLC only is a nonparticipating entity)
• Builder Services Group, Inc.
• TruTeam of California, Inc.
• Williams Consolidated Delaware, LLC
• Williams Consolidated I, Ltd.
• American National Services, Inc.
• Coast Insulation Contractors, Inc.
• Insulpro Projects, Inc.
• Sacramento Insulation Contractors
• Superior Contracting Corporation
• Service Partners, LLC
• Cell-Pak, LLC
• Denver Southwest, LLC
• Houston Enterprises, LLC
• Industrial Products Co., LLC
• Insul-Mart, LLC
• Insulation Sales of Michigan, LLC
• Johnson Products, LLC
• Lillenthal Insulation Company, LLC
• Moore Products, LLC
• Renfrow Insulation, LLC
• Service Partners Gutter Supply, LLC
• Service Partners Northwest, LLC
• Service Partners of Florida, LLC
• Service Partners of the Carolinas, LLC
• Service Partners Supply, LLC
• Thermoguard Insulation Company, LLC
• Vest Insulation, LLC

All provisions of the Plan will apply equally to each participating Employer according to the intent of each provision; provided, that the more specific provisions related to each Employer, as referenced in the Appendices, will apply to that participating Employer.

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APPENDIX B-1 TO THE

TOPBUILD CORP.

401(k) PLAN

TOPBUILD CORP.

TOPBUILD SERVICES GROUP CORP.

Participation:	Eligible employees of TopBuild Corp. and TopBuild Services Group Corp.

Effective Date of
Plan Adoption and
Eligibility:	Same as Effective Date of this Plan

Before-Tax Employee
Contributions:	Permitted

Matching
Contributions:

25% of the first 10% of the Participant’s Compensation deferred as a Before-Tax Employee Contribution.  An additional Matching contribution shall be made for those Participants employed on the last day of the Plan Year in the amount of a “true-up” Matching contribution based upon the above Matching contributions formula but calculated on an annual basis.  Matching Contributions are 100% vested.

Profit Sharing
Contributions:	Not applicable. Prior Profit Sharing Contributions are 100% vested.

Loans:

Permitted.  Participants interested in borrowing from their Plan Account should refer to the Plan Loan Rules attached to their Summary Plan Description or obtain a copy from their local benefits representative.

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APPENDIX B-2 TO THE

TOPBUILD CORP.

401(k) PLAN

BUILDER SERVICES GROUP, INC.

Participation:	Eligible employees of Builder Services Group, Inc.

Historical Employer
Names:

Formerly Masco Contractor Services Central, Inc. and Masco Contractor Services East, Inc. (formerly Ameralum Inc.; Cary Corporation ((formerly Cary Insulation, Inc.)); National Home Insulators, Inc.; Q.I. Corporation and Texwood Industries, L.P. d/b/a Root Industries).

Effective Date of
Plan Adoption and
Eligibility:	Same as Effective Date of this Plan

Eligible employees of Builder Services Group, Inc.

Before-Tax Employee
Contributions:	Permitted

Matching
Contributions:

25% of the first 10% of the Participant’s Compensation deferred as a Before-Tax Employee Contribution.  An additional Matching contribution shall be made for those Participants employed on the last day of the Plan Year in the amount of a “true-up” Matching contribution based upon the above Matching contributions formula but calculated on an annual basis.  Matching Contributions are 100% vested at all times.

Profit Sharing
Contributions:	Not applicable. Prior Profit Sharing Contributions are 100% vested.

Loans:	Permitted. Participants interested in

borrowing from their Plan Account should refer to the Plan Loan Rules attached to their Summary Plan Description or obtain a copy from their local benefits representative.

Distribution
Options:

In addition to the distribution options available under Section 6.01 of the Plan, a Participant with Central Plan account balances merged into this Plan and maintained as “Prior Plan Accounts” may elect to have the vested balance of his or her account distributed in one of the following forms:

	(a)	lifetime annuity; or

	(b)	50% joint and survivor annuity and no other percentage.

Annuities are allowed, but are not the normal form of payment.  Plan section 5.03 will apply and the joint and survivor rules of Code Section    401(a) (11) and 417 will only apply if an annuity form of payment is elected by a Participant.

The surviving spouse of a Participant who dies before payments commence will receive payment of the vested portion of the Participant’s account in the form of a lump sum unless a qualified preretirement survivor annuity is otherwise elected.

Participants who are eligible to choose the above distribution options will receive a written explanation of such options prior to the starting date of payments from the Plan.

Prior Plan:		Masco Services Group Corp. 401(k) Plan (“Services Group Plan”) and Masco Corporation 401(k) Plan (or Masco Corporation Hourly 401(k) Plan)

Disposition of
Prior Plan:		Prior Plan balances merged into this Plan

Effective Date of
Plan Adoption in
Prior Plan:	Central Plan	December 31, 2004
	Ameralum Plan	December 31, 2001
	Cary Plan	December 31, 2001
	National Plan	December 31, 2001
	Q.I. Plan	December 31, 2001
	Masco Plan	February 1, 2002
	Root Plan	December 31, 2006

Masco Contractor Services Central, Inc. Savings Plan (”Central Plan”)

Ameralum, Inc. 401(k) Plan (”Ameralum Plan”)

Cary Insulation, Inc. 401(k) Retirement Plan (”Cary Plan”)

National Home Insulators, Inc. 401(k) Plan (“National Plan”)

Q.I. Corporation 401(k) Plan (“Q.I. Plan”)

Masco Corporation Salaried 401(k) Plan (“Masco Plan”)

Root Industries 401(k) Retirement Plan (“Root Plan”)

Masco Corporation 401(k) Plan January 1, 2010 (or Masco Corporation Hourly 401(k) Plan)

Other Rules:	Effective January 1, 2006 Masco Contractor Services East, Inc. merged into Builder Services Group, Inc.

BUILDER SERVICES GROUP, INC.

/s/ Stephen Bemis	By:	/s/ John G. Sznewajs
Witness	Its:	Vice President and Treasurer

APPENDIX B-3 TO THE

TOPBUILD CORP.

401(k) PLAN

AMERICAN NATIONAL SERVICES, INC.

Participation:	Eligible employees of American National Services, Inc., and its directly or indirectly wholly-owned entities, as listed on Appendix A

Historical Employer
Names:	Formerly Masco Contractor Services West, Inc. (formerly The Hill Companies, Inc.)

Effective Date of
Plan Adoption and
Eligibility:	Same as Effective Date of this Plan

Before-Tax
Employee
Contributions:	Permitted

Matching
Contributions:

25% of the first 10% of the Participant’s compensation deferred as a Before-Tax Employee Contribution.  An additional Matching contribution shall be made for those Participants employed on the last day of the Plan Year in the amount of a “true-up” Matching contribution based upon the above Matching contribution formula but calculated on annual basis.  Matching Contributions are 100% vested.

Profit Sharing
Contributions:	Not applicable

Loans:

Permitted.  Participants interested in borrowing from their Plan Account should refer to the Plan Loan Rules attached to their Summary Plan Description or obtain a copy from their local benefits representative.

Prior Plans:	Masco Services Group Corp. 401(k) Plan (“Services Group Plan”) and the Masco Corporation 401(k) Plan (or Masco Corporation Hourly 401(k) Plan)

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Disposition of
Prior Plans:	Prior Plan balances merged into this Plan

Effective Date of
Plan Adoption in
Prior Plans:	January 1, 2005 – Central Plan

	January 1, 2004 – Superior Plan

	February 27, 2002 – Hill Plan

	December 31, 2002 – Jemco Plan

	The Hill Companies Savings Plan (“Hill Plan”)

	Jemco Insulation, Inc. Retirement Savings Plan and Trust (“Jemco Plan”)

	Masco Contractor Services Central, Inc. Savings Plan (“Central Plan”)

	Masco Corporation 401(k) Plan January 1, 2010 (or Masco Corporation Hourly 401(k) Plan)

Other Rules:

ESOP Transfer
Accounts:	Except as otherwise stated in this section, ESOP Transfer Accounts are vested according to the following graded vesting schedule:

	Period of Service	Vested Interest
	Less than 2 years	0%
	2 years but less than 3	0%
	3 years but less than 4	20%
	4 years but less than 5	40%
	5 years but less than 6	60%
	6 years but less than 7	80%
	7 or more years	100%

The ESOP Transfer Account automatically becomes 100% vested if employment terminates due to (1) normal retirement at or after age 65, (2) total and permanent disability, or (3) death. In addition, certain employees will be involuntarily terminated from employment due to a reduction in force throughout the period beginning September 20, 2002 and ending on December 31, 2003 and again during the months of May and June 2004 as a result of the consolidation of several Masco Contractor Services, Inc. business units. The ESOP Transfer Account of any employee affected by such reduction in force will automatically become 100% vested as of the employee's date of termination, regardless of length of service. If termination of employment occurs for any other reason before earning a vested interest in the ESOP Transfer Account and the Participant's Account is not distributed pursuant to Section 7.01(d)(3)(A) of the Plan, the nonvested ESOP Transfer Account balance will be forfeited no later than the last day of the Plan Year in which the Participant first incurs a Break in Service. Effective January 1, 2012, the forfeitable portion of a terminated Participant’s Account, if any, shall be forfeited, returned to the Fund, and used to reduce Employer contributions at the time and in the manner prescribed under the applicable service rules of the Plan.  Prior to January 1, 2012, any Participant who has an ESOP Transfer Account in the Plan will be eligible to share in any forfeitures that arise when another Participant with an ESOP Transfer Account terminates his employment without being fully vested. Forfeitures from Participants' ESOP Transfer Accounts will be allocated among the ESOP Transfer Accounts of remaining Participants in proportion to the total Compensation (from the Employer or any Related Entity) of all such Participants.

(1) At the Participant's direction, an ESOP Transfer Account may be invested in any investment option available under the Plan; provided, however, at no time may the Participant direct investments in his or her ESOP Transfer Account or in any other account in the Plan so that the accounts in which Masco Corporation common stock are invested, valued at the time of any such investment direction, constitute a proportion of all of the Participant's accounts in the Plan greater than the greater of 25% or the proportion which Masco Corporation stock constituted (as a proportion of such Participant's Account) on or about January 5, 2001.

(2) ESOP In-Service Withdrawal Account: Each calendar year, the Company may direct that a uniform percentage (which may be 0%) of the vested balances of all Participants' ESOP Accounts will be transferred to sub-accounts called "ESOP In-Service Withdrawal Accounts"; subject to the satisfaction of IRS regulations. If a Participant has not terminated service with the Company, the Participant may request a distribution of up to 100% of his ESOP In-Service Withdrawal Account; provided, however, that if the Participant has less than five (5) years of participation in the Plan (including years of participation in the ESOP and Prior Hill Plan), the distribution will be limited to amounts which have been allocated to the Participant's Accounts for at least twenty- four months. Only one such withdrawal may be made during each calendar year, and the amount of the withdrawal must be at least equal to the lesser of (a) $10,000, or (b) 50% of the ESOP In-Service Withdrawal Account. The Participant may not withdraw any portion of the ESOP In-Service Withdrawal Account with respect to which he has an outstanding Participant loan.

(3) In-Service Withdrawal of ESOP Transfer Account: If a Participant has not terminated service with the Company or a Related Entity, any Participant with an ESOP Transfer Account may request the distribution of the vested portion of his ESOP Transfer Account.

Distributions
Upon
Termination:	If the Participant terminates employment, the Participant (or in the case of death,

his beneficiary) may request distribution of the vested portion of his ESOP Transfer Account immediately upon termination.

Distributions from the portion of the Participant's ESOP Transfer Account which is invested in the Company Stock Fund, if any, will be made to the Participant (or his beneficiary) in the form of TopBuild Corp. Stock; provided, however, that the Participant (or his beneficiary) may elect to have any portion or all of the ESOP Transfer Account balance distributed in cash.

AMERICAN NATIONAL SERVICES, INC.

/s/ Stephen Bemis	By:	/s/ John Anstett
Witness	Its:	Vice President and Assistant Secretary

and executed for and on behalf of:

•	Coast Insulation Contractors, Inc.
•	Insulpro Projects, Inc.
•	Sacramento Insulation Contractors
•	Superior Contracting Corporation

APPENDIX B-4 TO THE

TOPBUILD CORP.

401(k) PLAN

TOPBUILD SUPPORT SERVICES, INC. (f/k/a MASCO ADMINISTRATIVE SERVICES, INC.)

Participation:	Eligible employees of TopBuild Support Services, Inc.

Effective Date of
Plan Adoption
and Eligibility:	Same as Effective Date of this Plan

Before-Tax Employee
Contributions:	Permitted

Matching
Contributions:

25% of the first 10% of the Participant's Compensation deferred as a Before-Tax Employee Contribution.  An additional Matching contribution shall be made for those Participants employed on the last day of the Plan Year in the amount of a “true-up” Matching contribution based upon the above Matching contribution formula but calculated on an annual basis.  Matching Contributions are 100% vested at all times.

Profit Sharing
Contributions:	Not applicable

Loans:

Permitted.  Participants interested in borrowing from their Plan Account should refer to the Plan Loan Rules attached to their Summary Plan Description or obtain a copy from their local benefits representative.

Prior Plan:	Masco Services Group Corp. 401(k) Plan (“Services Group Plan”) and Masco Corporation 401(k) Plan (or Masco Corporation Hourly 401(k) Plan)

Disposition of
Prior Plan:	Prior Plan balances merged into this Plan

Effective Date of
Plan Adoption in
Prior Plan:	Services Group Plan: January 1, 2004
Masco Corporation 401(k) Plan: January 1, 2010 (or Masco Corporation Hourly 401(k) Plan)

TOPBUILD SUPPORT SERVICES, INC.

/s/ Stephen Bemis	By:	/s/ John G. Sznewajs
Witness	Its:	President & Treasurer

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APPENDIX B-5 TO THE

TOPBUILD CORP.

401(k) PLAN

TOPBUILD HOME SERVICES, INC. (f/k/a MASCO HOME SERVICES, INC.)

Participation:	Eligible employees of TopBuild Home Services, Inc.

Effective Date of
Plan Adoption
and Eligibility:	Same as Effective Date of this Plan

Before-Tax Employee
Contributions:	Permitted

Matching
Contributions:

25% of the first 10% of the Participant's Compensation deferred as a Before-Tax Employee Contribution. An additional Matching contribution shall be made for those Participants employed on the last day of the Plan Year in the amount of a “true-up” Matching contribution based upon the above Matching contribution formula but calculated on an annual basis.  Matching Contributions are 100% vested at all times.

Profit Sharing
Contributions:	Not applicable

Loans:

Permitted. Participants interested in borrowing from their Plan Account should refer to the Plan Loan Rules attached to their Summary Plan Description or obtain a copy from their local benefits representative.

Prior Plan:	Masco Services Group Corp. 401(k) Plan (“Services Group Plan”) and the Masco Corporation 401(k) Plan (or Masco Corporation Hourly 401(k) Plan).

Disposition of
Prior Plan:	Prior Plan balances merged into this Plan

Effective Date of
Plan Adoption in
Prior Plan:	Services Group Plan: September 1, 2008
Masco Corporation 401(k) Plan: January 1, 2010 (or Masco Corporation Hourly 401(k) Plan)

TOPBUILD HOME SERVICES, INC.

/s/ Stephen Bemis	By:	/s/ John G. Sznewajs
Witness	Its:	President & Treasurer

APPENDIX B-6 TO THE

TOPBUILD CORP.

401(k) PLAN

TRUTEAM OF CALIFORNIA, INC. (f/k/a MASCO CONTRACTOR SERVICES OF CALIFORNIA, INC.)

Participation:	Eligible employees of TruTeam of California, Inc. and its directly or indirectly wholly-owned entities, as listed on Appendix A

Historical Employer
Names:	Schmid Insulation Contractors

Effective Date of
Plan Adoption
and Eligibility:	Same as Effective Date of this Plan

Before-Tax Employee
Contributions:	Permitted

Matching
Contributions:

25% of the first 10% of the Participant's Compensation deferred as a Before-Tax Employee Contribution. An additional Matching contribution shall be made for those Participants employed on the last day of the Plan Year in the amount of a “true-up” Matching contribution based upon the above Matching contribution formula but calculated on an annual basis.  Matching Contributions are 100% vested at all times.

Profit Sharing
Contributions:	Not applicable

Loans:

Permitted. Participants interested in borrowing from their Plan Account should refer to the Plan Loan Rules attached to their Summary Plan Description or obtain a copy from their local benefits representative.

Prior Plan:	Masco Services Group Corp. 401(k) Plan (“Services Group Plan”) and the Masco Corporation 401(k) Plan (or Masco Corporation Hourly 401(k) Plan).

Disposition of
Prior Plan:	Prior Plan balances merged into this Plan

Effective Date of
Plan Adoption in
Prior Plan:	Services Group Plan: January 1, 2008
Masco Corporation 401(k) Plan: January 1, 2010 (or Masco Corporation Hourly 401(k) Plan)

TRUTEAM OF CALIFORNIA, INC.

/s/ Stephen Bemis	By:	/s/ John G. Sznewajs
Witness	Its:	Vice President & Treasurer

and executed for and on behalf of:

•	Williams Consolidated Delaware, LLC
•	Williams Consolidated I, Ltd.

APPENDIX B-7 TO THE

TOPBUILD CORP.

401(k) PLAN

SERVICE PARTNERS, LLC

Participation:	Eligible employees of Service Partners, LLC, and its directly or indirectly wholly-owned entities, as listed on Appendix A, except as otherwise provided herein

Specific Exclusions	Any worker whose compensation is payable to the State of Alabama, as required by State law or regulation, is excluded from participation in the Plan

Effective Date of
Plan Adoption
and Eligibility:	Same as Effective Date of this Plan

Before-Tax Employee
Contributions:	Permitted

Matching
Contributions:

25% of the first 10% of the Participant’s Compensation deferred as a Before-Tax Employee Contribution. An additional Matching contribution shall be made for those Participants employed on the last day of the Plan Year in the amount of a “true-up” Matching contribution based upon the above Matching contribution formula but calculated on an annual basis.  Matching Contributions are 100% vested at all times.

Profit Sharing
Contributions:	Not applicable

Loans:

Permitted. Participants interested in borrowing from their Plan Account should refer to the Plan Loan Rules attached to their Summary Plan Description or obtain a copy from their local benefits representative.

Prior Plan:	Masco Services Group Corp. 401(k) Plan (“Services Group Plan”) and the Masco Corporation 401(k) Plan (or Masco Corporation Hourly 401(k) Plan)

Disposition of
Prior Plan:	Prior Plans merged into this Plan

Effective Date of
Plan Adoption in
Prior Plan:	July 1, 2004 – Insulation Sales of Michigan, LLC – Ferndale Michigan location and East Coast Insulation Sales, LLC locations became Service

Partners, LLC subsidiaries and salaried employees became eligible.

December 31, 2004 – Service Partners, LLC.
Masco Corporation 401(k) Plan: January 1, 2010 (or Masco Corporation Hourly 401(k) Plan)

SERVICE PARTNERS, LLC

/s/ Stephen Bemis	By:	/s/ John G. Sznewajs
Witness	Its:	Vice President & Treasurer & Manager

and executed for and on behalf of:

•	Cell-Pak, LLC
•	Denver Southwest, LLC
•	Houston Enterprises, LLC
•	Industrial Products Co., LLC
•	Insul-Mart, LLC
•	Insulation Sales of Michigan, LLC
•	Johnson Products, LLC
•	Lillenthal Insulation Company, LLC
•	Moore Products, LLC
•	Renfrow Insulation, LLC
•	Service Partners Gutter Supply, LLC
•	Service Partners Northwest, LLC
•	Service Partners of Florida, LLC
•	Service Partners of the Carolinas, LLC
•	Service Partners Supply, LLC
•	Thermoguard Insulation Company, LLC
•	Vest Insulation, LLC

APPENDIX C TO THE

TOPBUILD CORP.

401(k) PLAN

JOINT AND SURVIVOR ANNUITY REQUIREMENTS

APPLICABLE TO THE EXTENT OF GRANDFATHERED ANNUITY OPTIONS

(a) Application of Appendix. The provisions of this appendix regarding Qualified Joint and Survivor Annuities and Lifetime Annuities shall apply in the case of any Participant or Beneficiary who has accounts with a preserved annuity option under a prior plan as set forth in the Plan and Appendices as a normal form of payment.  The provisions of this appendix regarding Qualified Preretirement Survivor Annuities shall apply if payment to a surviving spouse in the form of a Qualified Preretirement Annuity is required.  The provisions of this appendix also shall apply in the case of any Participant or Beneficiary who has elected an annuity option as set forth in herein as an optional form of payment.

(b) Qualified Joint and Survivor Annuity and Lifetime Annuity. Unless an optional form of benefit is selected pursuant to a qualified election within the 180‑day period ending on the starting date of benefit payments, the portion of a married Participant’s nonforfeitable Account balance to which this appendix applies, will be paid in the form of a qualified joint and survivor annuity commencing no earlier than the Participant’s earliest retirement age.  Unless an optional form of benefit is selected pursuant to a qualified election (but without regard to the spousal consent requirements) within the 180‑day period ending on the starting date of benefit payments, the entire portion of an unmarried Participant’s nonforfeitable Account balance to which this Appendix applies, will be paid in the form of a lifetime annuity commencing no earlier than the Participant’s earliest retirement age.

(c) Qualified Preretirement Survivor Annuity. Unless an optional form of benefit has been selected within the election period pursuant to a qualified election, if a Participant to whom this appendix applies dies before the starting date of benefit payments, then the portion of the Participant’s Account balance to which this appendix applies will be applied toward the purchase of an annuity for the life of the Participant’s surviving spouse commencing as soon as practicable after the Participant’s death; provided, however, that the surviving spouse may direct in writing another time or form of benefit payment permitted under the Plan within a reasonable period of time after the Participant’s death.

(d) Notice Requirements.

(1) In the case of a qualified joint and survivor annuity, the Plan Administrator shall provide each Participant to whom this appendix applies, a written explanation of the terms and conditions of a qualified joint and survivor annuity, the Participant’s right to waive, and the effect of an election to waive, the qualified joint and survivor annuity form of benefit, the rights of a Participant’s spouse, and the right to revoke, and the effect of a revocation, of a previous election to waive the qualified joint and survivor annuity.  Effective with respect to Plan Years beginning after December 31, 2007, the written explanation of the qualified joint and survivor annuity also shall explain the terms and conditions of a qualified optional survivor annuity.

i

(2) In the case of a qualified preretirement survivor annuity, the Plan Administrator shall provide each Participant to whom this section applies with a written explanation of the qualified preretirement survivor annuity, in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of paragraph (d)(1) applicable to a qualified joint and survivor annuity.  The written explanation shall be provided to each Participant within whichever of the following periods ends last: (A) the period beginning on the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35, (B) a reasonable period after the individual becomes a Participant, (C) a reasonable period after the Plan ceases to fully subsidize the cost of the qualified preretirement survivor annuity, (D) a reasonable period after this Appendix begins to apply to the Participant, and (E) a reasonable period after termination of employment in the case of a Participant who terminates before attaining age 35.

Such notice shall be furnished not more than 180 days and not fewer than 30 days prior to the starting date of benefit payments and shall clearly inform the Participant (or Beneficiary) of the right to a period of at least 30 days after receiving notice to consider the decision whether or not to elect a distribution and, if applicable, a particular distribution option.  However, distribution may commence fewer than 30 days after the notice is given (but not less than 8 days), provided that the Participant (or Beneficiary), after receiving the notice, affirmatively elects a particular distribution option.

(3) Notwithstanding the other requirements of this paragraph (d), the notice prescribed by part (1) or (2), as the case may be, of this paragraph (d) need not be given to a Participant if the qualified joint and survivor annuity or the qualified preretirement survivor annuity, as the case may be, may not be waived (or another benefit or beneficiary selected) and if the Plan fully subsidizes the costs of such benefit.  For purposes hereof, the Plan fully subsidizes the costs of a benefit if the failure to waive such benefit by a Participant would not result in a decrease in any Plan benefits with respect to such Participant and would not result in increased contributions from the Participant.

(4) For any distribution notice issued in Plan Years beginning after December 31, 2006, the description of a Participant’s right, if any, to defer receipt of a distribution also will describe the consequences of failing to defer receipt of the distribution.  The notice will include a description indicating the investment options available under the Plan (including fees) that will be available if the Participant defers distribution, and the portion of the summary plan description that contains any special rules that might affect materially a Participant’s decision to defer.

(e) Special Definitions. For purposes of this appendix, the following terms shall have the meanings indicated:

(1) “Election period” means the period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant’s death; if a Participant separates from service prior to the first day of the Plan Year in which he attains age 35, with respect to the Account balance as of the date of separation,

ii

the election period shall begin on the date of separation.  A Participant’s election period may begin at the date he first becomes a Participant, even though he has not reached age 35, provided that he then receives a written explanation of the qualified preretirement survivor annuity, as described in paragraph (d)(2), and he is given another election period at age 35 as provided herein.

(2) “Earliest retirement age” means the earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.

(3) “Lifetime annuity” means an annuity for the life of the Participant with no further benefits payable to the Participant’s estate or any Beneficiary after the Participant’s death.

(4) “Qualified election” means a waiver of a qualified joint and survivor annuity (including a lifetime annuity) or a qualified preretirement survivor annuity and election of some other form of benefit from the Participant’s Account.  In the case of a married Participant, the Participant’s spouse must consent in writing to the waiver which must either (A) designate a Beneficiary (or a distribution option) that cannot be changed without subsequent spousal consent, or (B) expressly permit designations by the Participant without any requirement of further consent by the spouse.  The spouse’s consent to a waiver must acknowledge the effect of the election and must be witnessed by a notary public.  Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of the Plan Administrator that such written consent may not be obtained because there is no spouse or the spouse cannot be located, a waiver will be deemed a qualified election.  Any consent necessary under this provision will be valid only with respect to the spouse who signs the consent, or in the event of a deemed qualified election, the designated spouse.  Additionally, a revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the commencement of benefits.  The number of revocations shall not be limited.

(5) “Qualified joint and survivor annuity” means an immediate annuity for the life of the Participant with a survivor annuity for the life of the spouse which is not less than 50 percent and not more than 100 percent of the amount of the annuity which is payable during the joint lives of the Participant and the spouse and which is the amount of benefit which can be purchased with the applicable portion of the Participant’s nonforfeitable Account balance as otherwise determined under the Plan.  The specific percentages which can be elected by the Participant and the applicable portion of the Participant’s Account balance to which this Appendix applies are specified as appropriate.

(6) “Qualified optional survivor annuity” means an annuity for the life of the Participant with a survivor annuity for the life of the spouse which is equal to the 75% of the amount of the annuity which is payable during the joint lives of the Participant and his spouse, and which is the actuarial equivalent of a single annuity for the life of the Participant.  Such term also includes any annuity in a form having the effect of an annuity described in the preceding sentence.

iii

(7) “Spouse” or “surviving spouse” means the spouse (the person to whom an individual is married for purposes of Federal income taxes) or surviving spouse of the Participant, respectively, provided that a former spouse will be treated as the spouse or surviving spouse only to the extent provided under a qualified domestic relations order as described in Code Section 414(p).

(8) “Starting date” of a Participant’s benefit means the first day of the first period for which an amount is paid as an annuity or, in the case of a benefit not payable in the form of an annuity, the date all events have occurred which entitle the Participant to his benefit under the Plan.

iv